Filed Pursuant to Rule 424(b)(5)
Registration No. 333-214928

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 16, 2016)

FIRST FOUNDATION INC.

Up to $80,000,000

Common Stock

This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of shares of our common stock, par value $0.001 per share, having an aggregate offering price of up to $80,000,000. Shares of our common stock to which this prospectus supplement relates may be offered over a period of time and from time to time through one or more of FBR Capital Markets & Co., Raymond James & Associates, Inc., Sandler O’Neill & Partners, L.P., and D.A. Davidson & Co. as our distribution agents, each of which we refer to as a Distribution Agent and collectively which we refer to as the Distribution Agents, for sale to the public in accordance with the terms of an Equity Distribution Agreement we have entered into with each of the Distribution Agents. Sales of shares of our common stock, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through the NASDAQ Global Market, sales made to or through a market maker other than on an exchange, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such market prices, or any other method permitted by law. Under the terms of the Equity Distribution Agreement, we may also sell our common stock to one or more Distribution Agents as principals for their own accounts at prices agreed upon at the time of sale. If we sell our common stock to any of the Distribution Agents as principals, we will enter into a separate terms agreement with such Distribution Agent.  None of the Distribution Agents are required to sell any specific dollar amount or number of securities, but each will act as a Distribution Agent using commercially reasonable efforts consistent with its normal trading and sales practice, on mutually agreed upon terms between us and the Distribution Agent. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Our common stock is listed on the NASDAQ Global Market under the symbol “FFWM.” On February 15, 2017, the last reported sale price of our common stock on the NASDAQ Global Market was $16.92 per share.

We will pay a Distribution Agent a commission rate equal to 2.0% of the gross sales price of all shares sold by it as our agent under the Equity Distribution Agreement. The remaining sales proceeds, after deducting any expenses payable by us, and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of shares of our common stock. We have agreed to advance an amount equal to $90,000 to the Distribution Agents for legal fees and expenses. See “Plan of Distribution” for further information.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-9 of this prospectus supplement, and in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits, savings accounts, or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus supplement is February 16, 2017

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

On December 6, 2016, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-214928) using a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on December 16, 2016. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any combination of common stock, preferred stock, depositary shares, debt securities, purchase contracts, warrants, rights and units, for total gross proceeds of up to $200 million.

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement.

We urge you to read carefully this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this offering, together with information incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in any of the securities being offered under this prospectus supplement. You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectuses we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different or additional information. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering may add, update or change the information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.  To the extent that any statement that we make in this prospectus supplement or any related free writing prospectus is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference into this prospectus supplement or the accompanying prospectus that was filed before the date of this prospectus supplement or the related free writing prospectus, as the case may be, you should rely on the information in this prospectus supplement or the related free writing prospectus and the statements made in this prospectus supplement or the related free writing prospectus will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference in this prospectus supplement and the accompanying prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for  example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in the Equity Distribution Agreement or any other agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purposes of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. In some cases, such representations, warranties and covenants may also be qualified by confidential disclosure schedules which may not be publicly filed.  Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus supplement, unless otherwise expressly stated or the context otherwise requires, the terms “we,” “us,” “our” and the “Company” refer to First Foundation Inc. and our subsidiaries on a combined basis, except that in the description of the securities offered, these terms refer solely to First Foundation Inc. and not to any of our

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subsidiaries. References in this prospectus supplement to “FFB” refer to First Foundation Bank and references to “FFA” refer to First Foundation Advisors.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s internet website found at http://www.sec.gov. You may also obtain free copies of the documents we have filed with the SEC from our internet website at http://www.ff-inc.com, by following the links to “Investor Relations” and “SEC Filings.” These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities offered by us. Statements in this prospectus supplement and the accompanying prospectus concerning any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference, as of their respective dates of filing, the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC.

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 15, 2016;
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC on May 9, 2016, August 9, 2016 and November 8, 2016, respectively;
•	Our Current Reports on Form 8-K, filed with the SEC on February 1, 2016, August 31, 2016, October 3, 2016, December 12, 2016, December 22, 2016, February 9, 2017 and February 16, 2017; and
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The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on May 19, 2014, as amended by our registration statement on Form 8-A/A (Amendment No. 1), filed with the SEC on October 30, 2015, and any amendment or report filed for the purpose of updating such description.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

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Corporate Secretary
First Foundation Inc.
18101 Von Karman Avenue, Suite 700
Irvine, California 92612
(949) 202-4160

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus supplement and the accompanying prospectus. In order to ensure timely delivery of the documents incorporated by reference in this prospectus supplement, any request should be made no later than five business days prior to the date on which you plan to make a final investment decision. These filings and reports can also be found on our website, located at http://www.ff-inc.com, by following the links to “Investor Relations” and “SEC Filings.”

The information contained on (or accessible through) our website does not constitute a part of this prospectus supplement.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated herein and therein by reference may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus supplement, the accompanying prospectus, any free writing prospectus or the documents incorporated herein or therein by reference, are forward looking statements. The words “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and similar words are intended to identify estimates and forward-looking statements.

Our forward-looking statements are based on our current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations, financial performance or prospects.  Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Many important factors may materially and adversely affect the assumptions and expectations described in the forward-looking statements. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents we incorporate by reference herein and therein, completely and with the understanding that our actual future results may be materially different and worse than what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:

•	business and economic conditions generally and in the financial services industry, both nationally and within our local market area, principally California, Nevada and Hawaii;
•	liquidity, credit and interest rate risks associated with our business;
•	geographic concentration of our business operations and clients;
•	changes in real estate values;
•	our ability to execute our strategy;
•	our ability to identify potential acquisition candidates and consummate acquisitions of other financial institutions or financial service businesses;
•	our ability to cross-sell our services between our banking business and our investment advisory, wealth management, and insurance businesses;
•	increased competition in the financial services industry, nationally or locally;
•	changes in the regulatory environment, including changes in existing banking laws or regulations, accounting regulations or standards, and federal tax law or policy;
•	additional, or changes in, government intervention in the U.S. financial system;
•	changes in the scope and cost of Federal Deposit Insurance Corporation insurance and other coverage;
•	unexpected loss of key management personnel, relationship managers or bankers;
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•	natural and man-made disasters, acts of terrorism, an outbreak of hostilities, and other matters beyond our control;
•	cyber-crime and theft of our clients’ personal and financial data;
•	data processing system failures and errors;
•	the impact of our recently completed two-for-one stock split on the market price of our common stock; and
•	other risks and uncertainties detailed from time to time in our SEC filings.

Estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described herein and in our other SEC filings, the results and outcomes set forth in the forward-looking statements discussed in this prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference herein and therein, might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and may not contain all the information that you need to consider in making your investment decision. To understand this offering fully, you should carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectuses we have authorized for use in connection with this offering and the documents incorporated by reference herein and therein carefully. In particular, you should carefully read the sections titled “Risk Factors” in this prospectus supplement and in the accompanying prospectus and the documents identified in the section “Incorporation of Certain Documents by Reference.”

Overview

We are a California based financial services company that provides a comprehensive platform of personalized financial services to high net-worth individuals and their families, family businesses and other affiliated organizations through our wholly-owned operating subsidiaries, FFA and FFB. We consider high net-worth individuals to be individuals with net worth, excluding their primary residence, of over $1.0 million. Our integrated platform provides investment management, wealth planning, consulting, trust, banking products and services, life insurance services and property and casualty insurance services to effectively and efficiently meet the financial needs of our clients. We have also established a lending platform that offers loans to individuals and entities that own and operate multifamily residential and commercial real estate properties. In addition, we provide business banking products and services to small to moderate-sized businesses and professional firms, and consumer banking products and services to individuals and families who would not be considered high net-worth.

As of December 31, 2016, we had $3.6 billion of assets under management, $4.0 billion of total assets, $2.8 billion of loans and $2.4 billion of deposits. Our investment management, wealth planning, consulting, and trust services provide us with substantial, fee-based, recurring revenues, such that in 2016, our non-interest income was 28% of our total revenues.

We are registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. As a bank holding company, we are subject to regulation and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the Federal Reserve Bank of San Francisco under delegated authority from the Federal Reserve Board. As a Federal Deposit Insurance Corporation (“FDIC”) insured, California state chartered bank, FFB is subject to regulation and examination by the FDIC and the California Department of Business Oversight (the “DBO”). FFB also is a member of the Federal Home Loan Bank of San Francisco (“FHLB”), which provides it with a source of funds in the form of short-term and long-term borrowings. FFA is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and is subject to regulation by the SEC under that Act.

On October 28, 2015, we changed our state of incorporation from California to Delaware. Other than the change in corporate domicile, the reincorporation did not result in any change in our business, physical location, management, assets, liabilities or total stockholders’ equity, nor did it result in any change in location of our employees, including our management. Additionally, the reincorporation did not alter any stockholder’s percentage ownership interest or number of shares owned in First Foundation Inc.

Our principal executive office is located at 18101 Von Karman Avenue, Suite 700, Irvine, California 92612, where our telephone number is (949) 202-4160. Our website address is www.ff-inc.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and shall not be deemed to be part of this prospectus supplement.

Recent Developments

On February 6, 2017, we announced our unaudited financial results for the quarter and year ended December 31, 2016.  Our audited financial results for the year ended December 31, 2016 are not yet available.  Below are some of the highlights from our unaudited financial results for the year ended December 31, 2016.

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•	Our total revenues (net interest income and noninterest income) for the year ended December 31, 2016 were $124.0 million, compared to $87.0 million for the year ended December 31, 2015.
•	Our net interest income for the year ended December 31, 2016 was $89.4 million, compared to $58.2 million for the year ended December 31, 2015.
•	Our net income for the year ended December 31, 2016 was $23.3 million, compared to $13.4 million for the year ended December 31, 2015.
•	Our earnings per fully diluted share for the year ended December 31, 2016 were $0.70, compared to $0.58 for the year ended December 31, 2015.

The financial information presented above has not been audited or reviewed by an independent registered public accounting firm.  Our financial closing procedures for the year ended December 31, 2016 will not be complete, and our audited financial results for the year ended December 31, 2016 will not be publicly available, until after the date of this prospectus supplement. The information presented above should not be considered a substitute for such full audited financial statements for the year ended December 31, 2016 once they become available and should not be regarded as a representation by us, our management or the Distribution Agents as to our audited financial results for the year ended December 31, 2016. The financial results described above constitute forward-looking statements. Our audited financial results may differ from the foregoing financial information and it is possible that such differences could be material. Accordingly, you should not place undue reliance upon the unaudited financial information set forth above. Please refer to “Special Note Regarding Forward-Looking Statements” in this prospectus supplement for additional information. The foregoing unaudited financial information should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements incorporated by reference into this prospectus supplement. For additional information, please see “Risk Factors.”

On January 18, 2017, we completed a two-for-one stock split effected in the form of a stock dividend on our common stock. The effect of the two-for-one stock split on outstanding shares of our common stock was that stockholders of record as of the close of business on January 4, 2017 received one additional share of common stock for each share of common stock held. The additional shares issued in the stock split were distributed on January 18, 2017.

THE OFFERING

The following summary contains basic information about this offering and our common stock and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of all of the terms and provisions of our common stock, please refer to the section of the accompanying prospectus entitled “Description of Common Stock and Preferred Stock,” and our certificate of incorporation and bylaws, copies of which will be provided upon request.

Securities offered	Shares of common stock having an aggregate gross sales price of up to $80,000,000.

Manner of offering

“At the market” offering that may be made from time to time through one or more of FBR Capital Markets & Co., Raymond James & Associates, Inc., Sandler O’Neill & Partners, L.P., or D.A. Davidson & Co., as sales agents using commercially reasonable efforts. See “Plan of Distribution.”

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Use of proceeds

We intend to use the net proceeds from the sale of our common stock in this offering for general corporate purposes, including but not limited to, a contribution to the capital of our subsidiaries to support our organic growth, including the addition of new offices, and to fund possible acquisitions should appropriate acquisition opportunities arise. See “Use of Proceeds” on page S-26 of this prospectus supplement.

NASDAQ Global Market symbol	FFWM

Dividend policy

We have not previously paid cash dividends on our common stock. It is our current intention to invest our cash flow and earnings in the growth of our businesses and, therefore, we do not plan to pay cash dividends for the foreseeable future. Investors should not purchase our common stock with the expectation of receiving cash dividends.

Risk factors

This investment involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the section entitled “Risk Factors” in the prospectus accompanying this prospectus supplement and in our other SEC filings incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our common stock.

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RISK FACTORS

An investment in our common stock involves significant risks. Before making an investment decision, you should carefully read and consider the risk factors described below as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended. Any of these risks, if they are realized, could materially adversely affect our business, financial condition, results of operations, cash flows and prospects. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect us. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” elsewhere in this prospectus supplement. If any of the matters included in the following information about risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In any such case, you could lose all or a portion of your original investment.

Risks Relating to this Offering and an Investment in Our Common Stock

The number of shares of our common stock available for future sale could adversely affect the market price of our common stock.

We cannot predict whether future issuances of shares of our common stock or the availability of shares for resale in the open market will decrease the market price per share of our common stock. We may sell shares of our common stock under this prospectus supplement with an aggregate gross offering price of up to $80,000,000.  We may also sell additional shares of our common stock in the future under the prospectus which accompanies this prospectus supplement or in other offerings or other acquisitions we may undertake.  Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock.

Our management will have broad discretion as to the use of proceeds from this offering, you may not agree with the manner in which we use the proceeds and our use of those proceeds may not yield a favorable return on investment.

We intend to use the net proceeds of the offering for general corporate purposes, including but not limited to, a contribution to the capital of our subsidiaries to support our organic growth, including the addition of new offices, and to fund possible acquisitions should appropriate acquisition opportunities arise. We have not designated the amount of net proceeds we will use for any particular purpose and our management will retain broad discretion to allocate the net proceeds of the offering. The net proceeds may be applied in ways with which some investors in the offering may not agree. Moreover, our management may use the net proceeds for corporate purposes that may not increase our market value or make us more profitable. In addition, it may take us some time to effectively deploy the net proceeds from the offering. Until the net proceeds are effectively deployed, our return on equity and earnings per share may be negatively impacted. Management’s failure to use the net proceeds of the offering effectively could have an adverse effect on our business, financial condition and results of operations.

We do not plan to pay dividends for the foreseeable future. Additionally, our ability to pay dividends is subject to statutory, regulatory and other restrictions.

In order to support and fund the growth of our banking business, it is our policy to retain cash to use in our business rather than pay dividends to our stockholders. As a result, we have not paid any cash dividends since FFB commenced its banking operations in October 2007 and we have no plans to pay cash dividends at least for the foreseeable future. Additionally, our ability to pay dividends to our stockholders is restricted by Delaware and federal law and the policies and regulations of the Federal Reserve Board, which is our federal banking regulator.

Our ability to pay dividends to stockholders is also dependent on the payment to us of cash dividends by our subsidiaries, FFA and FFB. FFA and FFB are corporations that are separate and distinct from us and, as a result, they are subject to separate statutory or regulatory dividend restrictions that can affect their ability to pay cash dividends to us. FFA’s ability to pay cash dividends to us is restricted under California corporate law. FFB’s ability to pay dividends to us is limited by various banking statutes and regulations and California law. Moreover, based on their

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assessment of the financial condition of FFB or other factors, the FDIC or the DBO could find that payment of cash dividends by FFB to us would constitute an unsafe or unsound banking practice, in which event they could restrict FFB from paying cash dividends, even if FFB meets the statutory requirements to do so.

Trading in our common stock has been limited and there is no assurance that a more active trading market for our shares will develop in the future.  As a result, stockholders may not be able to sell their shares of our common stock at attractive prices if and when they need or desire to do so.

On November 3, 2014, our common stock was listed and commenced trading on the NASDAQ Global Market, under the ticker symbol “FFWM”. However, the trading volume in our common stock has been limited. For example, the average daily trading volume of our shares on NASDAQ during the month of January 2017 was approximately 96,000 shares. There can be no assurance that a more active trading market for our shares will develop or can be sustained in the future. If a more active trading market does not develop, or cannot be sustained, our stockholders may have difficulty selling their shares at attractive prices when they need or desire to do so. Additionally, the lack of an active trading market for our shares may make it more difficult for us to sell shares in the future to raise additional capital and to offer our shares as consideration for future acquisitions of other banks or investment management or other financial services businesses, without diluting our existing stockholders.

The market prices and trading volume of our common stock may be volatile.

Even if an active market develops for our common stock, the market prices of our common stock may be volatile and the trading volume may fluctuate and cause significant price variations to occur. We cannot assure you that, if a more active market does develop for our common stock, the market prices of our common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect the prices of our shares or result in fluctuations in those prices or in trading volume of our common stock could include the following, many of which are outside of our control:

•	quarterly variations in our operating results or in the quality of our earnings or assets;
•	operating results that differ from the expectations of management, securities analysts and investors;
•	changes in expectations as to our future financial performance;
•	the operating and securities price performance of other companies that investors believe are comparable to us;
•	the implementation of our growth strategy and performance of acquired businesses that vary from the expectations of securities analysts and investors;
•	the enactment of new more costly government regulations that are applicable to our businesses or the imposition of regulatory restrictions on us;
•	our dividend policy and any changes that might occur to that policy in the future;
•	future sales by us of our common stock or any other of our equity securities;
•	changes in global financial markets and global economies and general market conditions, such as changes in interest rates or fluctuations in stock, commodity or real estate valuations; and
•	announcements of strategic developments, material acquisitions and other material events in our business or in the businesses of our competitors.

These broad market and industry factors may decrease the market price of our common stock, regardless of our actual operating performance. The stock market in general has from time to time experienced extreme price and volume fluctuations, including in recent months. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted

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against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Share ownership by our officers and directors and certain agreements may make it more difficult for third parties to acquire us or effectuate a change of control that might be viewed favorably by other stockholders.

As of February 15, 2017, our executive officers and directors owned, in the aggregate, approximately 16% of our outstanding shares. As a result, if our executive officers and directors were to oppose a third party’s acquisition proposal for, or a change in control of, the Company, our executive officers and directors may have sufficient voting power to be able to block or at least delay such an acquisition or change in control from taking place, even if other stockholders would support such a sale or change of control.  In addition, a number of our executive officers have change of control agreements which could increase the costs and, therefore, lessen the attractiveness of an acquisition of the Company to a potential acquiring party.

Our corporate governance documents, and certain corporate and banking laws applicable to us, could make a takeover attempt, which may be beneficial to our stockholders, more difficult.

Our Board of Directors has the power under our certificate of incorporation to issue additional shares of common stock and create and authorize the sale of one or more series of preferred stock without having to obtain stockholder approval for such action. As a result, our Board could authorize the issuance of shares of a series of preferred stock to implement a stockholders rights plan (often referred to as a “poison pill”) or could sell and issue preferred shares with special voting rights or conversion rights, which could deter or delay attempts by our stockholders to remove or replace management, and attempts of third parties either to engage in proxy contests or to acquire control of the Company. In addition, our charter documents:

•	enable our Board to fill any vacancy on the Board, unless the vacancy was created by the removal of a director;
•	enable our Board to amend our bylaws without stockholder approval, subject to certain exceptions; and
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require compliance with an advance notice procedure with regard to any business that is to be brought by a stockholder before an annual or special meeting of stockholders and with regard to the nomination by stockholders of candidates for election as directors.

These provisions could delay or prevent an acquisition of the Company or other transaction that some of our stockholders may believe is beneficial to them.  Furthermore, federal and state banking laws and regulations applicable to us require anyone seeking to acquire more than 10% of our outstanding shares or otherwise effectuate a change of control of the Company or of FFB, to file an application with, and to receive approval from, the Federal Reserve Board, the DBO and the FDIC to do so.  These laws and regulations may discourage potential acquisition proposals and could delay or prevent a change of control of the Company, including by means of a transaction in which our stockholders might receive a premium over the market price of our common stock.

We may sell additional shares of common stock in the future which could result in dilution to our stockholders.

A total of approximately 34 million authorized but unissued shares of our common stock are available for future sale and issuance by action of our Board of Directors alone, including sales of up to $80 million in value of shares of our common stock under this prospectus supplement. Accordingly, if we were to sell additional shares in the future, our stockholders could suffer dilution in their investment in their shares of our common stock and in their percentage ownership of the Company.

We may issue additional equity securities, or engage in other transactions which could dilute our book value or affect the priority of our common stock, which may adversely affect the market price of our common stock.

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Our Board of Directors may determine from time to time to raise additional capital by issuing additional shares of our common stock or other securities. In addition, we may issue additional securities in connection with future acquisitions we may make.  We are not restricted from issuing additional shares of common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. We cannot predict or estimate the amount, timing, or nature of any future offerings or issuances of additional stock in connection with acquisitions, or the prices at which such offerings may be affected. Such offerings could be dilutive to common stockholders. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, our then-current common stockholders. Additionally, if we raise additional capital by making additional offerings of debt or preferred equity securities, upon liquidation of the Company, holders of our debt securities and shares of preferred stock, and lenders with respect to other borrowings, will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

We may elect under the JOBS Act to use an extended transition period for complying with new or revised accounting standards.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).  The JOBS Act allows us, as an emerging growth company, to take advantage of extended transition periods for the implementation of new or revised accounting standards.  As a result, we will not be required to comply with new or revised accounting standards (i) until those standards apply to private companies, even if that is later than the date or dates on which they become effective for public companies or (ii) if sooner, until we cease to be an “emerging growth company” as defined in the JOBS Act (December 31, 2020).  As a result, our financial statements may not be fully comparable to the financial statements of public companies that contain new or revised accounting standards not yet applicable to private companies or emerging growth companies, which could make our common stock less attractive to investors.

The reduced disclosures and relief from certain other significant disclosure requirements that are available to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company” we are entitled to exemptions from certain reporting requirements that apply to public companies that are not emerging growth companies. These exemptions include the following:

an exemption from the requirements of the Section 404 of the Sarbanes-Oxley Act of 2002, which requires public companies that are accelerated filers or large accelerated filers (within the meaning of the Exchange Act) to obtain and include in their annual reports on Form 10-K an attestation report from their independent registered public accountants with respect to the effectiveness of their internal control over financial reporting; less extensive disclosure obligations regarding executive compensation in our proxy statements or other periodic reports that we file with the SEC; and exemptions from the requirements to have our stockholders vote, on an advisory and nonbinding basis, on executive compensation and on any golden parachute payments.

In addition, even if we choose voluntarily to comply with any of the requirements from which we are exempt, we may later rely on those exemptions to avail ourselves of the reduced reporting and disclosure requirements applicable to emerging growth companies.

We may remain an emerging growth company for the period ending in December 2018, although we may cease to be an emerging growth company earlier under certain circumstances, including if, before the end of that period, it is determined that we have become a large accelerated filer under the rules of the SEC (which depends on, among other things, having a market value of common stock held by non-affiliates in excess of $700 million).

Because we will be relying on one or more of these exemptions, investors and securities analysts may find it more difficult to evaluate our common stock, and some investors may find our common stock less attractive, and, as a result, there may be a less active trading market for our common stock than would be the case if we were not an emerging growth company, which could result in a reduction to the trading volume and greater volatility in the prices of our common stock.

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A failure to maintain effective internal control over financial reporting could have a material adverse effect on our business and stock prices.

Although, as an emerging growth company, we are not required to obtain or include in our annual reports on Form 10-K an attestation report from our independent registered accountants with respect to the effectiveness of our internal control over financial reporting, like all other public companies, our Chief Executive Officer and our Chief Financial Officer are required, annually, to assess, and disclose their findings in our annual reports on Form 10-K with respect to, the effectiveness of our internal control over financial reporting in a manner that meets the requirements of Section 404(a) of the Sarbanes-Oxley Act. The rules governing the standards that must be met for our Chief Executive and Chief Financial Officers to assess and report on the effectiveness of our internal control over financial reporting are complex and require significant documentation, testing and possible remediation, which could significantly increase our operating expenses.

Additionally, if we are unable to maintain the effectiveness of our internal control over financial reporting in the future, we may be unable to report our financial results accurately and on a timely basis. In such an event, investors and clients may lose confidence in the accuracy and completeness of our financial statements, as a result of which our liquidity, access to capital markets, and perceptions of our creditworthiness could be adversely affected and the market prices of our common stock could decline. In addition, we could become subject to investigations by NASDAQ, the SEC, or the Federal Reserve Board, or other regulatory authorities, which could require us to expend additional financial and management resources. As a result, an inability to maintain the effectiveness of our internal control over financial reporting in the future could have a material adverse effect on our business, financial condition, results of operations and prospects.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

An investment in our common stock is not an insured deposit and is not guaranteed by the FDIC, so you could lose some or all of your investment.

An investment in our common stock is not a bank deposit and is not insured against loss or guaranteed by the FDIC, any other deposit insurance fund or by any other public or private entity. An investment in our common stock is inherently risky for the reasons described herein. As a result, if you acquire our common stock, you could lose some or all of your investment.

There can be no assurance that the total market capitalization of our common stock after our January 2017 stock split will be equal to or greater than the total market capitalization before such stock split.

There can be no assurance that the market price per share of our common stock after the two-for-one stock split completed in January 2017 will decrease in proportion to the increase in the number of shares of our common stock outstanding before the stock split. For example, based on the closing price on the NASDAQ Global Market of our common stock prior to distribution of the stock split effected in the form of a stock dividend on January 18, 2017 of $27.70 per share, there can be no assurance that the post-split market price of our common stock will maintain a price per share equal to or greater than $13.85 per share, which is ½ the value of our common stock immediately prior to such stock split.  The market price of our common stock will be based on our performance and other factors, many of which are unrelated to the number of shares outstanding. Accordingly, the total market capitalization of our common stock after the stock split may be lower than the total market capitalization before the stock split and, in the future, the market price of our common stock may not equal or exceed ½ of the market price of our common stock prior to the stock split, which our investors may expect following the two-for-one stock split.

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Following the stock split, the resulting per-share stock price may not attract additional retail investors or other new investors which we believe may have been attracted to invest in the Company at a lower per share stock price.

While our Board of Directors believes that a lower stock price may help generate investor interest and broaden our stockholder base, including among retail investors or our customers who may be less interested in investing in our stock at a higher per share stock price, there can be no assurance that the stock split will result in a per-share price that will attract such investors or that our stockholder base will increase in the future.  Potential investors may find our stock price to be too high even after the stock split to be an attractive investor for them or our stock may not be attractive as an investment opportunity to potential investors for other reasons.  We can provide no assurances that the stock split will have the desired results or that the benefits from the stock split will outweigh the costs and risks to us associated with the stock split.

Risks Related to Our Business

We could incur losses on the loans we make.

Loan defaults and the incurrence of losses on loans are inherent risks in our business. The incurrence of loan losses necessitate loan charge-offs and write-downs in the carrying values of a banking organization’s loans and, therefore, can adversely affect its results of operations and financial condition. Accordingly, our results of operations will be directly affected by the volume and timing of loan losses, which for a number of reasons can vary from period to period. The risks of loan losses are exacerbated by economic recessions and downturns, or by other events that can lead to local or regional business downturns. If there is a sustained weakness or further weakening in business and economic conditions generally or specifically in the principal markets in which we do business, more of our borrowers may fail to perform in accordance with the terms of their loans, in which event loan charge-offs and asset write-downs could increase, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our allowance for credit losses may not be adequate to cover actual losses.

In accordance with regulatory requirements and generally accepted accounting principles in the United States, we maintain an allowance for loan and lease losses (“ALLL”) to provide for loan and lease defaults and non-performance and a reserve for unfunded loan commitments, which, when combined, we refer to as the allowance for credit losses. Our allowance for credit losses may not be adequate to absorb actual credit losses, and future provisions for credit losses could materially and adversely affect our operating results. Our allowance for credit losses is based on prior experience and an evaluation of the risks inherent in our then-current portfolio. The amount of future losses may also vary depending on changes in economic, operating and other conditions, including changes in interest rates that may be beyond our control, and these losses may exceed current estimates. Federal and state regulators, as an integral part of their examination process, review our loans and leases and allowance for credit losses. While we believe our allowance for credit losses is appropriate for the risk identified in our loan and lease portfolio, we cannot provide assurance that we will not further increase the allowance for credit losses, that it will be sufficient to address losses, or that regulators will not require us to increase this allowance. Any of these occurrences could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our business and operations may be adversely affected in numerous and complex ways by weak economic conditions.

Our businesses and operations, which primarily consist of lending money to customers in the form of loans, borrowing money from customers in the form of deposits, investing in securities and investment management, are sensitive to general business and economic conditions in the United States. If the United States economy weakens, our growth and profitability from our lending, deposit and investment operations could be constrained. Uncertainty about the federal fiscal policymaking process, the medium and long-term fiscal outlook of the federal government, and future tax rates is a concern for businesses, consumers and investors in the United States. In addition, economic conditions in foreign countries could affect the stability of global financial markets, which could hinder United States economic growth. Weak economic conditions are characterized by deflation, fluctuations in debt and equity capital markets, a lack of liquidity and/or depressed prices in the secondary market for loans, increased delinquencies on mortgage, consumer and commercial loans, residential and commercial real estate price declines and lower home sales

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and commercial activity. The current economic environment is also characterized by interest rates at historically low levels, which impacts our ability to attract deposits and to generate attractive earnings through our investment portfolio. All of these factors are detrimental to our business, and the interplay between these factors can be complex and unpredictable. Adverse economic conditions and government policy responses to such conditions could have a material adverse effect on our business, financial condition,  results of operations and prospects.

Our banking, investment advisory and wealth management operations are geographically concentrated in California, Nevada and Hawaii, leading to significant exposure to those markets.

Our business activities and credit exposure, including real estate collateral for many of our loans, are concentrated in California, Nevada and Hawaii, as approximately 95% of the loans in our loan portfolio were made to borrowers who live and/or conduct business in those states. This geographic concentration imposes risks from lack of geographic diversification. Difficult economic conditions, including state and local government deficits, in California, Nevada and Hawaii may affect our business, financial condition, results of operations and future prospects, where adverse economic developments, among other things, could affect the volume of loan originations, increase the level of nonperforming assets, increase the rate of foreclosure losses on loans and reduce the value of our loans and loan servicing portfolio. Any regional or local economic downturn that affects California, Nevada or Hawaii or existing or prospective borrowers or property values in such areas may affect us and our profitability more significantly and more adversely than our competitors whose operations are less geographically concentrated.

Changes in interest rates could reduce our net interest margins and net interest income.

Income and cash flows from our banking operations depend to a great extent on the difference or “spread” between the interest we earn on interest-earning assets, such as loans and investment securities, and the rates at which we pay interest on interest-bearing liabilities, such as deposits and borrowings.  However, interest rates are highly sensitive to many factors that are beyond our control, including (among others) general and regional and local economic conditions, the monetary policies of the Federal Reserve Board, bank regulatory requirements, competition from other banks and financial institutions and a change over time in the mix of our loans, investment securities, on the one hand, and on our deposits and other liabilities, on the other hand.  Changes in monetary policy will, in particular, influence the origination and market value of and the yields we can realize on loans and investment securities and the interest we pay on deposits. Additionally, sustained low levels of market interest rates, as we have experienced during the past five years, could continue to place downward pressure on our net interest margins and, therefore, on our earnings.  Our net interest margins and earnings also could be adversely affected if we are unable to adjust our interest rates on loans and deposits on a timely basis in response to changes in economic conditions or monetary policies.  For example, if the rates of interest we pay on deposits, borrowings and other interest-bearing liabilities increase faster than we are able to increase the rates of interest we charge on loans or the yields we realize on investments and other interest-earning assets, our net interest income and, therefore, our earnings will decrease.  In particular, the rates of interest we charge on loans may be subject to longer fixed interest periods compared to the interest we must pay on deposits.  On the other hand, increasing interest rates generally lead to increases in net interest income; however, such increases also may result in a reduction in loan originations, declines in loan prepayment rates and reductions in the ability of borrowers to repay their current loan obligations, which could result in increased loan defaults and charge-offs and could require increases to our ALLL, thereby offsetting either partially or totally the increases in net interest income resulting from the increase in interest rates. Additionally, we could be prevented from increasing the interest rates we charge on loans or from reducing the interest rates we offer on deposits due to “price” competition from other banks and financial institutions with which we compete. Conversely, in a declining interest rate environment, our earnings could be adversely affected if the interest rates we are able to charge on loans or other investments decline more quickly than those we pay on deposits and borrowings. On November 8, 2016, a Republican was elected President of the United States and Republicans retained majority control over both the U.S. House of Representatives and the U.S. Senate.  This transition of power in the United States government may create additional uncertainty regarding future interest rate policies at the Federal Reserve Board and such uncertainty may result in unexpected losses or other adverse effects on our financial condition and results of operations.

Real estate loans represent a high percentage of the loans we make, making our results of operations vulnerable to downturns in the real estate market.

At December 31, 2016, loans secured by multifamily and commercial real estate represented approximately 69% of our outstanding loans. The repayment of such loans is highly dependent on the ability of the borrowers to meet

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their loan repayment obligations to us, which can be adversely affected by economic downturns that can lead to (i) declines in the rents and, therefore, in the cash flows generated by those real properties on which the borrowers depend to fund their loan payments to us, and (ii) decreases in the values of those real properties, which make it more difficult for the borrowers to sell those real properties for amounts sufficient to repay their loans in full. As a result, our operating results are more vulnerable to adverse changes in the real estate market than other financial institutions with more diversified loan portfolios and we could incur losses in the event of changes in economic conditions that disproportionately affect the real estate markets.

Liquidity risk could adversely affect our ability to fund operations and hurt our financial condition.

Liquidity is essential to our banking business, as we use cash to make loans and purchase investment securities and other interest-earning assets and to fund deposit withdrawals that occur in the ordinary course of our business. Our principal sources of liquidity include earnings, deposits, FHLB borrowings, sales of loans or investment securities held for sale, repayments by clients of loans we have made to them, and the proceeds from sales by us of our equity securities or from borrowings that we may obtain. If our ability to obtain funds from these sources becomes limited or the costs of those funds increase, whether due to factors that affect us specifically, including our financial performance, or due to factors that affect the financial services industry in general, including weakening economic conditions or negative views and expectations about the prospects for the financial services industry as a whole, then our ability to grow our banking and investment advisory and wealth management businesses would be harmed, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may not be able to maintain a strong core deposit base or other low-cost funding sources.

We depend on checking, savings and money market deposit account balances and other forms of customer deposits as our primary source of funding for our lending activities. Our future growth will largely depend on our ability to maintain and grow a strong deposit base. There is no assurance that we will be able to grow and maintain our deposit base. The account and deposit balances can decrease when customers perceive alternative investments, such as the stock market or real estate, as providing a better risk/return tradeoff.  If customers move money out of bank deposits and into investments (or similar deposit products at other institutions that may provide a higher rate of return), we could lose a relatively low cost source of funds, increasing our funding costs and reducing our net interest income and net income. Additionally, any such loss of funds could result in lower loan originations, which could materially negatively impact our growth strategy.

Our eight largest deposit clients account for 30% of our total deposits.

As of December 31, 2016, our eight largest bank depositors accounted for, in the aggregate, 30% of our total deposits. As a result, a material decrease in the volume of those deposits by a relatively small number of our depositors could reduce our liquidity, in which event it could became necessary for us to replace those deposits with higher-cost deposits, lower-yielding securities or FHLB borrowings, which would adversely affect our net interest income and, therefore, our results of operations.

Although we plan to grow our business by acquiring other banks, there is no assurance that we will succeed in doing so.

One of the key elements of our business plan is to grow our banking franchise and increase our market share, and for that reason, we intend to take advantage of opportunities to acquire other banks.  However, there is no assurance that we will succeed in doing so. Our ability to execute on our strategy to acquire other banks may require us to raise additional capital and to increase FFB’s capital position to support the growth of our banking franchise, and will also depend on market conditions, over which we have no control. Moreover, any bank acquisitions will require the approval of our bank regulators and there can be no assurance that we will be able to obtain such approvals on acceptable terms, if at all.

Our acquisitions may subject us to unknown risks.

Certain events may arise after the date of an acquisition, or we may learn of certain facts, events or circumstances after the closing of an acquisition, that may affect our financial condition or performance or subject us to risk of loss. These events include, but are not limited to: our success in integrating the operations; retaining key

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employees and customers, achieving anticipated synergies, meeting expectations and otherwise realizing the undertaking's anticipated benefits; litigation resulting from circumstances occurring at the acquired entity prior to the date of acquisition; loan downgrades and credit loss provisions resulting from underwriting of certain acquired loans determined not to meet our credit standards; personnel changes that cause instability within a department; delays in implementing new policies or procedures or the failure to apply new policies or procedures; and other events relating to the performance of our business. In addition, if we determined that the value of an acquired business had decreased and that the related goodwill was impaired, an impairment of goodwill charge to earnings would be recognized.  Acquisitions involve inherent uncertainty and we cannot determine all potential events, facts and circumstances that could result in loss or increased costs or give assurances that our due diligence or mitigation efforts will be sufficient to protect against any such loss or increased costs.

Growing our banking business may not increase our profitability and may adversely affect our future operating results.

Since we commenced our banking business in October 2007, we have grown our banking franchise and now have 11 branch offices and four loan production offices in California, Nevada and Hawaii. We plan to continue to grow our banking business both organically and through acquisitions of other banks. However, the implementation of our growth strategy poses a number of risks for us, including:

•	the risk that any newly established offices will not generate revenues in amounts sufficient to cover the start-up costs of those offices, which would reduce our earnings;
•

the risk that any bank acquisitions we might consummate in the future will prove not to be accretive to or may reduce our earnings if we do not realize anticipated cost savings or if we incur unanticipated costs in integrating the acquired banks into our operations or if a substantial number of the clients of any of the acquired banks move their banking business to our competitors;

•	the risk that such expansion efforts will divert management time and effort from our existing banking operations, which could adversely affect our future financial performance; and
•

the risk that the additional capital which we may need to support our growth or the issuance of shares in any bank acquisitions will be dilutive of the investments that our existing stockholders have in the shares of our common stock that they own and in their respective percentage ownership interests they have in the Company.

We may not have the ability to attract capital necessary to maintain regulatory ratios and fund growth.

We may need to raise additional capital in the future to provide us with sufficient capital resources and liquidity to meet our commitments and business needs, particularly if our asset quality or earnings were to deteriorate.  Our ability to raise additional capital, if needed, will depend on several things, especially conditions in the capital markets at that time, that are outside of our control, as well as our own financial performance.  Economic conditions and the loss of confidence in financial institutions may increase our cost of funds and limit our access to some customary sources of capital.  We cannot provide assurances that such capital will be available on acceptable terms or at all. Any occurrence that may limit our access to the capital markets, such as a decline in the confidence of debt purchasers, our depositors, or counterparties participating in the capital markets may adversely affect our capital costs, ability to raise capital, and liquidity. Moreover, if we need to raise capital in the future, we may have to do so when many other financial institutions are also seeking to raise capital which, in turn, would require that we compete with those other institutions for investors. An inability to raise additional capital on acceptable terms when needed could have a materially adverse effect on our financial condition, results of operations and liquidity.

New lines of business or new products and services may subject us to additional risks.

From time to time, we may implement new lines of business or offer new products and services within existing lines of business. There are substantial risks and uncertainties associated with these efforts. We may invest significant time and resources in developing and marketing new lines of business and/or new products and services. Initial timetables for the introduction and development of new lines of business and/or new products or services may

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not be achieved and price and profitability targets may not prove feasible or may be dependent on identifying and hiring a qualified person to lead the division.  In addition, existing management personnel may not have the experience or capacity to provide effective oversight of new lines of business and/or new products and services.

External factors, such as compliance with regulations, competitive alternatives, and shifting market preferences, may also impact the successful implementation of a new line of business or a new product or service. Furthermore, any new line of business and/or new product or service could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new products or services could have a material adverse effect on our business, results of operations, financial condition and prospects.

A reduction in demand for our products and our failure to adapt to such a reduction could adversely affect our business, results of operations and financial condition.

The demand for the products that we offer may be reduced due to a variety of factors, such as demographic patterns, changes in customer preferences or financial conditions, regulatory restrictions that decrease customer access to particular products, or the availability of competing products. Should we fail to adapt to significant changes in our customers’ demand for, or access to, our products, our revenues could decrease significantly and our operations could be harmed. Even if we do make changes to existing products or introduce new products to fulfill customer demand, customers may resist such changes or may reject such products. Moreover, the effect of any product change on the results of our business may not be fully ascertainable until the change has been in effect for some time, and, by that time, it may be too late to make further modifications to such product without causing further harm to our business, results of operations, and financial condition.

We face intense competition from other banks and financial institutions and other wealth and investment management firms that could hurt our business.

We conduct our business operations in markets where the banking business is highly competitive and is dominated by large multi-state and in-state banks with operations and offices covering wide geographic areas. We also compete with other financial service businesses, including investment advisory and wealth management firms, mutual fund companies, financial technology companies, and securities brokerage and investment banking firms that offer competitive banking and financial products and services as well as products and services that we do not offer. Larger banks and many of those other financial service organizations have greater financial and marketing resources than we do that enable them to conduct extensive advertising campaigns and to shift resources to regions or activities of greater potential profitability. They also have substantially more capital and higher lending limits than we do, which enable them to attract larger clients and offer financial products and services that we are unable to offer, putting us at a disadvantage in competing with them for loans and deposits and investment management clients. If we are unable to compete effectively with those banking or other financial services businesses, we could find it more difficult to attract new and retain existing clients and our net interest margins, net interest income and investment management advisory fees could decline, which would materially adversely affect our business, results of operations and prospects, and could cause us to incur losses in the future.

In addition, our ability to successfully attract and retain investment advisory and wealth management clients is dependent on our ability to compete with competitors’ investment products, level of investment performance, client services and marketing and distribution capabilities.  If we are not successful in retaining existing and attracting new investment management clients, our business, financial condition, results of operations and prospects may be materially and adversely affected.

The loss of key personnel or inability to attract additional personnel could hurt our future financial performance.

We currently depend heavily on the contributions and services provided by Rick Keller, our Executive Chairman, Scott Kavanaugh, Chief Executive Officer of First Foundation Inc. and FFB, David DePillo, President of FFB, John Hakopian, President of FFA, and John Michel, Chief Financial Officer of First Foundation Inc., FFB and FFA, as well as a number of other key management personnel. Our future success also will depend, in part, on our ability to retain our existing, and attract additional, qualified private banking officers, relationship managers and investment advisory personnel.  Competition for such personnel is intense.  If we are not successful in retaining and

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attracting key personnel, our ability to retain existing clients or attract new clients could be adversely affected and our business, financial condition, results of operations or prospects could be significantly harmed.

We are required to make significant estimates and assumptions in the preparation of our financial statements and our estimates and assumptions may not be accurate.

The preparation of our consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires our management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of income and expense during the reporting periods. Critical estimates are made by management in determining, among other things, the allowance for loan losses, amounts of impairment, and valuation of income taxes. If our underlying estimates and assumptions prove to be incorrect, our financial condition and results of operations may be materially adversely affected.

The fair value of our investment securities can fluctuate due to factors outside of our control.

As of December 31, 2016, the fair value of our investment securities portfolio was $510 million. Factors beyond our control can significantly influence and cause adverse changes to occur in the fair values of securities in that portfolio.  These factors include, but are not limited to, rating agency actions in respect of the investment securities in our portfolio, defaults by the issuers of such securities, concerns with respect to the enforceability of the payment or other key terms of such securities, changes in market interest rates and continued instability in the capital markets. Any of these factors, as well as others, could cause other-than-temporary impairments and realized and/or unrealized losses in future periods and declines in other comprehensive income, which could materially and adversely affect our business, results of operations, financial condition and prospects. In addition, the process for determining whether an impairment of a security is other-than-temporary usually requires complex, subjective judgments, which could subsequently prove to have been wrong, regarding the future financial performance and liquidity of the issuer of the security, the fair value of any collateral underlying the security and whether and the extent to which the principal of and interest on the security will ultimately be paid in accordance with its payment terms.

A loss or material reduction of access to securitization markets for multifamily loans may adversely impact our business model, profitability and growth.

We intend to sell multifamily loans through the securitization market. The securitization market, along with credit markets in general, experienced unprecedented disruptions during the recent economic downturn. Although market conditions have improved since 2009, for a number of years following the economic downturn, certain issuers experienced increased risk premiums while there was a relatively lower level of investor demand for certain asset-backed securities (particularly those securities backed by nonprime collateral). In addition, the risk of volatility surrounding the global economic system and uncertainty surrounding regulatory reforms such as the Dodd-Frank Act continue to create uncertainty around access to the capital markets.  The shift of power in the United States government following the 2016 election may increase uncertainty as the new administration may seek to unwind or reverse regulatory reforms impacting the financial industry which were put in place during the prior administration.  As a result, there can be no assurance that we will continue to be successful in selling multifamily loans through the securitization market. Adverse changes in the securitization market generally could materially adversely affect our ability to securitize loans on a timely basis or upon terms acceptable to us. This could increase our cost of funding, reduce our margins or cause us to hold assets until investor demand improves.

Technology and marketing costs may negatively impact our future operating results.

The financial services industry is constantly undergoing technological changes in the types of products and services provided to clients to enhance client convenience. Our future success will depend upon our ability to address the changing technological needs of our clients and to compete with other financial services organizations which have successfully implemented new technologies. The costs of implementing technological changes, new product development and marketing costs may increase our operating expenses without a commensurate increase in our business or revenues, in which event our business, financial condition, results of operations and prospects could be materially and adversely affected.

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The occurrence of fraudulent activity, breaches of our information security, and cyber-security attacks could have a material adverse effect on our business, financial condition, results of operations or future prospects.

As a financial institution, we are susceptible to fraudulent activity, information security breaches and cybersecurity-related incidents that may be committed against us or our clients and that may result in financial losses or increased costs to us or our clients, disclosure or misuse of confidential information belonging to us or personal or confidential information belonging to our clients, misappropriation of assets, litigation, or damage to our reputation. Fraudulent activity may take many forms, including check “kiting” or fraud, electronic fraud, wire fraud, “phishing” and other dishonest acts. Information security breaches and cybersecurity-related incidents may include fraudulent or unauthorized access to data processing or data storage systems used by us or by our clients, denial or degradation of service attacks, and malware or other cyber-attacks. We have been seeing increases in electronic fraudulent activity, security breaches and cyber-attacks within the financial services industry, including in the commercial banking sector, as cyber-criminals have been targeting commercial bank and brokerage accounts on an increasing basis.  Moreover, in recent periods, several governmental agencies and large corporations, including financial service organizations and retail companies, have suffered major data breaches, in some cases exposing not only their confidential and proprietary corporate information, but also sensitive financial and other personal information of their clients or customers and their employees or other third parties, and subjecting those agencies and corporations to potential fraudulent activity and their clients, customers and other third parties to identity theft and fraudulent activity in their credit card and banking accounts.  Therefore, security breaches and cyber-attacks can cause significant increases in operating costs, including the costs of compensating clients and customers for any resulting losses they may incur and the costs and capital expenditures required to correct the deficiencies in and strengthen the security of data processing and storage systems.

Although we invest in systems and processes that are designed to detect and prevent security breaches and cyber-attacks and we conduct periodic tests of our security systems and processes, there is no assurance that we will succeed in anticipating or adequately protecting against or preventing all security breaches and cyber-attacks from occurring due to a number of possible causes, many of which will be outside of our control, including the changing nature and increasing frequency of such attacks, the increasing sophistication of cyber-criminals, and possible weaknesses that go undetected in our data systems notwithstanding the testing we conduct of those systems.  If we are unable to detect or prevent a security breach or cyber-attack from occurring, then we and our clients could incur losses or damages; and we could sustain damage to our reputation, lose clients and business, suffer disruptions to our business and incur increased operating costs, and be exposed to additional regulatory scrutiny or penalties and to civil litigation and possible financial liability, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We rely on communications, information, operating and financial control systems technology and related services from third-party service providers and there can be no assurance that we will not suffer an interruption in those systems.

We rely heavily on third-party service providers for much of our communications, information, operating and financial control systems technology, including our internet banking services and data processing systems. Any failure or interruption of, or security breaches in, these systems could result in failures or interruptions in our operations or in the client services we provide. Additionally, interruptions in service and security breaches could damage our reputation, lead existing clients to terminate their business relationships with us, make it more difficult for us to attract new clients and subject us to additional regulatory scrutiny and possibly financial liability, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We continually encounter technological change, and we may have fewer resources than many of our competitors to invest in technological improvements.

The financial services industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. The effective use of technology increases efficiency and enables financial institutions to better serve customers and to reduce costs. Our future success will depend, in part, upon our ability to address the needs of our clients by using technology to provide products and services that will satisfy client demands for convenience, as well as to create additional efficiencies in our operations. Many national vendors provide turn-key services that allow smaller banks to compete with institutions that have substantially greater resources to invest in

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technological improvements. We may not be able, however, to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers.

Our ability to attract and retain clients and key employees could be adversely affected if our reputation is harmed.

Our ability (and the ability of FFB and FFA) to attract and retain clients and key employees could be adversely affected if our reputation is harmed. Any actual or perceived failure to address various issues could cause reputational harm, including a failure to address any of the following types of issues:  legal and regulatory requirements; the proper maintenance or protection of the privacy of client and employee financial or other personal information; record keeping deficiencies or errors; money-laundering; potential conflicts of interest and ethical issues. Moreover, any failure to appropriately address any issues of this nature could give rise to additional regulatory restrictions, and legal risks, which could lead to costly litigation or subject us to enforcement actions, fines, or penalties and cause us to incur related costs and expenses. In addition, our banking, investment advisory and wealth management businesses are dependent on the integrity of our banking personnel and our investment advisory and wealth managers.  Lapses in integrity could cause reputational harm to our businesses that could lead to the loss of existing clients and make it more difficult for us to attract new clients and, therefore, could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may incur significant losses due to ineffective risk management processes and strategies.

We seek to monitor and control our risk exposures through a risk and control framework encompassing a variety of separate but complementary financial, credit, operational and compliance systems, and internal control and management review processes.  However, those systems and review processes and the judgments that accompany their application may not be effective and, as a result, we may not anticipate every economic and financial outcome in all market environments or the specifics and timing of such outcomes, particularly in the event of the kinds of dislocations in market conditions experienced in recent years, which highlight the limitations inherent in using historical data to manage risk.  If those systems and review processes prove to be ineffective in identifying and managing risks, we could be subjected to increased regulatory scrutiny and regulatory restrictions could be imposed on our business, including on our potential future business lines, as a result of which our business and operating results could be adversely affected.

A natural disaster could harm our business.

Historically, California, in which a substantial portion of our business is located, has been susceptible to natural disasters, such as earthquakes, floods and wild fires. The nature and level of natural disasters cannot be predicted. These natural disasters could harm our operations through interference with communications, including the interruption or loss of our computer systems, which could prevent or impede us from gathering deposits, originating loans and processing and controlling our flow of business, as well as through the destruction of facilities and our operational, financial and management information systems. Additionally, natural disasters could negatively impact the values of collateral securing our borrowers’ loans and interrupt our borrowers’ abilities to conduct their business in a manner to support their debt obligations, either of which could result in losses and increased provisions for loan losses for us.

We are exposed to risk of environmental liabilities with respect to real properties that we may acquire.

From time to time, in the ordinary course of our business, we acquire, by or in lieu of foreclosure, real properties which collateralize nonperforming loans. As an owner of such properties, we could become subject to environmental liabilities and incur substantial costs for any property damage, personal injury, investigation and clean-up that may be required due to any environmental contamination that may be found to exist at any of those properties, even if we did not engage in the activities that led to such contamination and those activities took place prior to our ownership of the properties. In addition, if we are the owner or former owner of a contaminated site, we may be subject to common law claims by third parties seeking damages for environmental contamination emanating from the site. If we were to become subject to significant environmental liabilities or costs, our business, financial condition, results of operations and prospects could be materially and adversely affected.

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Our investment advisory and wealth management business may be negatively impacted by changes in economic and market conditions.

Our investment advisory and wealth management business may be negatively impacted by changes in general economic and market conditions because the performance of that business is directly affected by conditions in the financial and securities markets.  The performance of the financial markets and the businesses operating in the securities industry can be highly volatile within relatively short periods of time and is directly affected by, among other factors, domestic and foreign economic conditions and general trends in business and finance, and by the threat, as well as the occurrence, of global conflicts, all of which are beyond our ability to control.  We cannot assure you that broad market performance will be favorable in the future.  Declines or a lack of sustained growth in the financial markets may adversely affect the market value and performance of the investment securities that we manage, which could lead to reductions in our investment management and advisory fees and, therefore, may result in a decline in the performance of our investment advisory and wealth management business.  Additionally, if FFA’s performance were to decline, that could lead some of our clients to reduce their assets under management by us and make it more difficult for us to retain existing clients and attract new clients.  If any of these events or circumstances were to occur, the operating results of our investment advisory and wealth management business and, therefore, our earnings could be materially and adversely affected.

The investment management contracts we have with our clients are terminable without cause and on relatively short notice by our clients, which makes us vulnerable to short term declines in the performance of the securities under our management.

Like most investment advisory and wealth management businesses, the investment advisory contracts we have with our clients are typically terminable by the client without cause upon less than 30 days’ notice.  As a result, even short term declines in the performance of the securities we manage, which can result from factors outside our control, such as adverse changes in market or economic condition or the poor performance of some of the investments we have recommended to our clients, could lead some of our clients to move assets under our management to other asset classes such as broad index funds or treasury securities, or to investment advisors which have investment product offerings or investment strategies different than ours.  Therefore, our operating results are heavily dependent on the financial performance of our investment portfolios and the investment strategies we employ in our investment advisory businesses and even short-term declines in the performance of the investment portfolios we manage for our clients, whatever the cause, could result in a decline in assets under management and a corresponding decline in investment management fees, which would adversely affect our results of operations.

The market for investment managers is extremely competitive and the loss of a key investment manager to a competitor could adversely affect our investment advisory and wealth management business.

We believe that investment performance is one of the most important factors that affect the amount of assets under our management and, for that reason, the success of FFA’s business is heavily dependent on the quality and experience of our investment managers and their track records in terms of making investment decisions that result in attractive investment returns for our clients.  However, the market for such investment managers is extremely competitive and is increasingly characterized by frequent movement of investment managers among different firms.  In addition, our individual investment managers often have direct contact with particular clients, which can lead to a strong client relationship based on the client’s trust in that individual manager.  As a result, the loss of a key investment manager to a competitor could jeopardize our relationships with some of our clients and lead to the loss of client accounts, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may be adversely affected by the soundness of certain securities brokerage firms.

FFA does not provide custodial services for its clients.  Instead, client investment accounts are maintained under custodial arrangements with large, well established securities brokerage firms, either directly or through arrangements made by FFA with those firms.  As a result, the performance of, or even rumors or questions about the integrity or performance of, any of those brokerage firms could adversely affect the confidence of FFA’s clients in the services provided by those firms or otherwise adversely impact their custodial holdings.  Such an occurrence could negatively impact the ability of FFA to retain existing or attract new clients and, as a result, could have a material adverse effect on our business, financial condition, results of operations and prospects.

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Risks Related to Our Regulatory Environment

The banking industry is highly regulated, and legislative or regulatory actions taken now or in the future may have a significant adverse effect on our operations.

The banking industry is extensively regulated and supervised under both federal and state laws and regulations that are intended primarily to protect customers, depositors, the FDIC’s Deposit Insurance Fund, and the banking system as a whole, not our stockholders. We are subject to the regulation and supervision of the Federal Reserve Board, the FDIC and the DBO.  The banking laws, regulations and policies applicable to us govern matters ranging from the maintenance of adequate capital, safety and soundness, mergers and changes in control to the general business operations conducted by us, including permissible types, amounts and terms of loans and investments, the amount of reserves held against deposits, restrictions on dividends, imposition of specific accounting requirements, establishment of new offices and the maximum interest rate that may be charged on loans.

We are subject to changes in federal and state banking statutes, regulations and governmental policies, or the interpretation or implementation of them, including regulations to be implemented as a result of the enactment of the Dodd-Frank Act. Any changes in any federal or state banking statute, regulation or governmental policy, including changes which may occur in 2017 and beyond during the new administration, could affect us in substantial and unpredictable ways, including ways that may adversely affect our business, results of operations, financial condition or prospects. Compliance with laws and regulations can be difficult and costly, and changes to laws and regulations often impose additional compliance costs. In addition, federal and state banking regulators have broad authority to supervise our banking business and that of our subsidiaries, including the authority to prohibit activities that represent unsafe or unsound banking practices or constitute violations of statute, rule, regulation, or administrative order. Failure to comply with any such laws, regulations or regulatory policies could result in sanctions by regulatory agencies, restrictions on our business activities, civil money penalties or damage to our reputation, all of which could adversely affect our business, results of operations, financial condition or prospects.

Federal and state banking agencies periodically conduct examinations of our business, including compliance with laws and regulations, and our failure to comply with any supervisory actions to which we are, or may become, subject to as a result of such examinations may adversely affect us.

The Federal Reserve Board, the FDIC, and the DBO may conduct examinations of our business, including for compliance with applicable laws and regulations.  As a result of an examination, regulatory agencies may determine that the financial condition, capital resources, asset quality, asset concentrations, earnings prospects, management, liquidity, sensitivity to market risk, or other aspects of any of our operations are unsatisfactory, or that we or our management are in violation of any law, regulation or guideline in effect from time to time.  Regulatory agencies may take a number of different remedial actions, including the power to enjoin “unsafe or unsound” practices, to require affirmative actions to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in our capital, to restrict our growth, to change the composition of our concentrations in portfolio or balance sheet assets, to assess civil monetary penalties against officers or directors, to remove officers and directors and, if such conditions cannot be corrected or there is an imminent risk of loss to depositors, the FDIC may terminate our deposit insurance.  A regulatory action against us could have a material adverse effect on our business, results of operations, financial condition and prospects.

The Dodd-Frank Act may have a material effect on our operations.

The Dodd-Frank Act imposes significant regulatory and compliance changes on financial institutions and non-bank providers of financial products. The Dodd-Frank Act has had and will continue to have an impact on our business in the following ways:

•	changes to regulatory capital requirements;
•

creation of new government regulatory agencies (particularly the Consumer Financial Protection Bureau (the “CFPB”), which will develop and enforce rules for bank and non-bank providers of consumer financial products);

•	changes to deposit insurance assessments;
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•	regulation of debit interchange fees we earn;
•	changes in retail banking regulations, including potential limitations on certain fees we may charge; and
•	changes in regulation of consumer mortgage loan origination and risk retention.

In addition, the Dodd-Frank Act restricts the ability of banks to engage in certain proprietary trading or to sponsor or invest in private equity or hedge funds. The Dodd-Frank Act also contains provisions designed to limit the ability of insured depository institutions, their holding companies and their affiliates to conduct certain swaps and derivatives activities and to take certain principal positions in financial instruments. Some provisions of the Dodd-Frank Act have not been completely implemented and future implementation is uncertain in light of the transition of power in the United States federal government to the new administration following the 2016 election. The changes resulting from the Dodd-Frank Act may impact the profitability of our business activities or otherwise adversely affect our business. Failure to comply with the requirements may negatively impact our results of operations and financial condition. While we cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on us, these changes could be materially adverse to investors in our equity securities.

As a result of the Dodd-Frank Act and associated rulemaking, we have become subject to stringent capital requirements.

The Dodd-Frank Act required, among other things, that the federal banking agencies establish minimum leverage and risk-based capital requirements for insured banks and their holding companies. In July 2013, the federal banking agencies adopted final rules (the “Final Capital Rule”), implementing the Basel III capital standards and establishing the minimum capital levels required under the Dodd-Frank Act, which apply to all U.S. banks, subject to various transition periods. We were required to comply with the Final Capital Rule by January 1, 2015 with capital conservation buffer and deductions from common equity tier 1 capital phased in through 2019. The Final Capital Rule establishes a common equity Tier 1 capital ratio of 6.5% of risk-weighted assets, tier 1 capital ratio of 8.0%, and total capital ratio of 10.0%, and leverage ratio of 5.0% for a financial institution to be considered “well capitalized” for regulatory purposes. Additionally, the Final Capital Rule requires an institution to maintain a 2.5% common equity Tier 1 capital conservation buffer (phased in in annual increments of 0.625% beginning January 1, 2016) over the minimum risk-based capital requirement to avoid restrictions on the ability to pay dividends, discretionary bonuses, and to engage in share repurchases. The Final Capital Rule increases the required capital for certain categories of assets, including high volatility construction real estate loans and certain exposures related to securitizations; however, the Final Capital Rule retains the current capital treatment of residential mortgages.  Under the Final Capital Rule, we made a one-time, permanent election to continue to exclude accumulated other comprehensive income from capital. Implementation of these capital requirements, or any other new regulations, may adversely affect our ability to pay dividends, or require us to reduce business levels or raise capital, including in ways that may adversely affect our results of operations, financial condition or prospects.

New and future rulemaking by the CFPB and other regulators, as well as enforcement of existing consumer protection laws, may have a material and adverse effect on our operations and operating costs.

The CFPB has the authority to implement and enforce a variety of existing federal consumer protection statutes and to issue new regulations but, with respect to institutions of our size, does not have primary examination and enforcement authority with respect to such laws and regulations. The authority to examine depository institutions with $10.0 billion or less in assets, like us, for compliance with federal consumer laws remains largely with our primary federal regulator, the FDIC. However, the CFPB may participate in examinations of smaller institutions on a “sampling basis” and may refer potential enforcement actions against such institutions to their primary regulators. In some cases, regulators such as the Federal Trade Commission and the Department of Justice also retain certain rulemaking or enforcement authority, and we also remain subject to certain state consumer protection laws. As an independent bureau within the Federal Reserve Board, the CFPB may impose requirements more severe than the previous bank regulatory agencies. The CFPB has placed significant emphasis on consumer complaint management and has established a public consumer complaint database to encourage consumers to file complaints they may have against financial institutions. We are expected to monitor and respond to these complaints, including those that we deem frivolous, and doing so may require management to reallocate resources away from more profitable endeavors.

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We are subject to numerous laws designed to protect consumers, including the Community Reinvestment Act and fair lending laws, and failure to comply with these laws could lead to a wide variety of sanctions.

The Community Reinvestment Act, the Equal Credit Opportunity Act, the Fair Housing Act and other fair lending laws and regulations impose nondiscriminatory lending requirements on financial institutions. The Department of Justice, the CFPB and other federal agencies are responsible for enforcing these laws and regulations. A successful regulatory challenge to an institution’s performance under the Community Reinvestment Act or fair lending laws and regulations could result in a wide variety of sanctions, including damages and civil money penalties, injunctive relief, restrictions on mergers and acquisitions activity, restrictions on expansion, and restrictions on entering new business lines.  Private parties may also have the ability to challenge an institution’s performance under fair lending laws in private class action litigation.  Any such actions could have a material adverse effect on our business, financial condition, results of operations and prospects.

We face a risk of noncompliance and enforcement action with the Bank Secrecy Act and other anti-money laundering statutes and regulations.

The federal Bank Secrecy Act, the USA PATRIOT Act of 2001 and other laws and regulations require financial institutions, among other duties, to institute and maintain effective anti-money laundering programs and file suspicious activity and currency transaction reports as appropriate. The federal Financial Crimes Enforcement Network, established by the Treasury to administer the Bank Secrecy Act, is authorized to impose significant civil money penalties for violations of those requirements and has recently engaged in coordinated enforcement efforts with the individual federal banking regulators, as well as the U.S. Department of Justice, Drug Enforcement Administration and Internal Revenue Service. There is also increased scrutiny of compliance with the rules enforced by the Office of Foreign Assets Control. If our policies, procedures and systems are deemed deficient or the policies, procedures and systems of any financial institutions that we may acquire in the future are deemed deficient, we would be subject to liability, including fines and regulatory actions such as restrictions on our ability to pay dividends and the necessity to obtain regulatory approvals to proceed with certain aspects of our business plan, which would negatively impact our business, financial condition and results of operations. Failure to maintain and implement adequate programs to combat money laundering and terrorist financing could also have serious reputational consequences for us.  Any of these results could materially and adversely affect our business, financial condition, results of operations and prospects.

Regulations relating to privacy, information security and data protection could increase our costs, affect or limit how we collect and use personal information and adversely affect our business opportunities.

We are subject to various privacy, information security and data protection laws, including requirements concerning security breach notification, and we could be negatively impacted by these laws. For example, our business is subject to the Gramm-Leach-Bliley Act which, among other things: (i) imposes certain limitations on our ability to share non-public personal information about our customers with non-affiliated third parties; (ii) requires that we provide certain disclosures to customers about our information collection, sharing and security practices and afford customers the right to “opt out” of any information sharing by us with non-affiliated third parties (with certain exceptions) and (iii) requires we develop, implement and maintain a written comprehensive information security program containing safeguards appropriate based on our size and complexity, the nature and scope of our activities, and the sensitivity of customer information we process, as well as plans for responding to data security breaches. Various state and federal banking regulators and states and foreign countries have also enacted data security breach notification requirements with varying levels of individual, consumer, regulatory or law enforcement notification in certain circumstances in the event of a security breach. Moreover, legislators and regulators in the United States and other countries are increasingly adopting or revising privacy, information security and data protection laws that potentially could have a significant impact on our current and planned privacy, data protection and information security-related practices, our collection, use, sharing, retention and safeguarding of consumer or employee information, and some of our current or planned business activities. This could also increase our costs of compliance and business operations and could reduce income from certain business initiatives. This includes increased privacy-related enforcement activity at the federal level, by the Federal Trade Commission, as well as at the state level, such as with regard to mobile applications.

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Compliance with current or future privacy, data protection and information security laws (including those regarding security breach notification) affecting customer or employee data to which we are subject could result in higher compliance and technology costs and could restrict our ability to provide certain products and services, which could have a material adverse effect on our business, financial conditions or results of operations. Our failure to comply with privacy, data protection and information security laws could result in potentially significant regulatory or governmental investigations or actions, litigation, fines, sanctions and damage to our reputation, which could have a material adverse effect on our business, financial condition or results of operations.

FFA’s business is highly regulated, and the regulators have the ability to limit or restrict, and impose fines or other sanctions on, FFA’s business.

FFA is registered as an investment adviser with the SEC under the Investment Advisers Act and its business is highly regulated. The Investment Advisers Act imposes numerous obligations on registered investment advisers, including fiduciary, record keeping, operational and disclosure obligations.  Moreover, the Investment Advisers Act grants broad administrative powers to regulatory agencies such as the SEC to regulate investment advisory businesses. If the SEC or other government agencies believe that FFA has failed to comply with applicable laws or regulations, these agencies have the power to impose fines, suspensions of individual employees or other sanctions, which could include revocation of FFA’s registration under the Investment Advisers Act.  We are also subject to the provisions and regulations of ERISA to the extent that we act as a “fiduciary” under ERISA with respect to certain of our clients. ERISA and the applicable provisions of the federal tax laws, impose a number of duties on persons who are fiduciaries under ERISA and prohibit certain transactions involving the assets of each ERISA plan which is a client, as well as certain transactions by the fiduciaries (and certain other related parties) to such plans.  Additionally, like other investment advisory and wealth management companies, FFA also faces the risks of lawsuits by clients.  The outcome of regulatory proceedings and lawsuits is uncertain and difficult to predict.  An adverse resolution of any regulatory proceeding or lawsuit against FFA could result in substantial costs or reputational harm to FFA and, therefore, could have an adverse effect on the ability of FFA to retain key relationship and wealth managers, and to retain existing clients or attract new clients, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

Our estimated net proceeds from this offering are approximately $78 million, assuming the sale of shares of our common stock having an aggregate offering price of $80 million and after deducting commissions and estimated expenses of the offering. We intend to use the proceeds of the offering for general corporate purposes, including but not limited to, a contribution to the capital of our subsidiaries to support our organic growth, including the addition of new offices, and to fund possible acquisitions should appropriate acquisition opportunities arise.

Our expected use of the net proceeds from this offering is based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors” beginning on page S-9 and under the heading “Risk Factors” in the prospectus accompanying this prospectus supplement and our other SEC filings. As a result, management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

PLAN OF DISTRIBUTION

We have entered into an Equity Distribution Agreement with FBR Capital Markets & Co., Raymond James & Associates, Inc., Sandler O’Neill & Partners, L.P., and D.A. Davidson & Co. under which we may issue and sell shares of our common stock having aggregate sales proceeds of up to $80,000,000 from time to time through one or more of our Distribution Agents. Our Distribution Agents may sell the common stock by any method that is deemed to be an “at the market” equity offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Global Market or any other existing trading market for our common stock in the United States, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such

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prevailing market prices, or any other method permitted by law. We may also sell our common stock to one or more of the Distribution Agents as principals for their own account at prices agreed upon at the time of sale. If we sell our common stock to any of the Distribution Agents as principals, we will enter into a separate terms agreement with such Distribution Agent. We may instruct the Distribution Agents not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Distribution Agents may suspend the offering of our common stock upon notice and subject to other conditions.

Each time we wish to issue and sell common stock under the Equity Distribution Agreement, we will notify a Distribution Agent of the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any trading day and any minimum price below which sales may not be made. Once we have so instructed a Distribution Agent, unless that Distribution Agent declines to accept the terms of this notice, that Distribution Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares subject to the conditions set forth in the Equity Distribution Agreement. Our shares of common stock sold pursuant to the Equity Distribution Agreement will be sold through only one of the Distributions Agents on any given day.

We will pay the Distribution Agents’ commissions for their services in acting as agent in the sale of our common stock, and we have agreed to advance $90,000 to the Distribution Agents for their out-of-pocket legal fees incurred through the date of the Equity Distribution Agreement. The Distribution Agents will be entitled to compensation at a commission rate equal to 2.0% of the gross proceeds from the sale of shares of common stock pursuant to the Equity Distribution Agreement; provided, however, that the aggregate compensation that we pay to each Distribution Agent for its sales of shares of our common stock pursuant to the Equity Distribution Agreement, if any, will be reduced by $22,500 (which is one-fourth of the amount to be advanced by the Company to the Distribution Agents for their out-of-pocket legal fees incurred through the date of the Equity Distribution Agreement) in a manner such that no compensation will be paid to a Distribution Agent until the amount of the commission earned by such Distribution Agent exceeds $22,500. Additionally, the Distribution Agents may receive customary brokerage commissions from purchasers of our common stock in compliance with FINRA Rule 2121. Because there is no minimum offering amount required to be sold under this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We estimate that the total expenses for the offering, excluding compensation payable to the Distribution Agents under the terms of the Equity Distribution Agreement, will be approximately $300,000.

Settlement for sales of our common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Distribution Agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company.

In connection with the sale of the common stock on our behalf, each of the Distribution Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Distribution Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Distribution Agents against certain civil liabilities, including liabilities under the Securities Act and the Securities Exchange Act, which in in the opinion of the SEC is against public policy and therefore unenforceable.

The offering of our shares of common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our common stock under the Equity Distribution Agreement, and (2) the termination of the Equity Distribution Agreement as permitted therein.

As agents, none of the Distribution Agents will engage in any transaction that stabilize the price of our common stock in violation of Regulation M.

The Distribution Agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of Distribution Agents and their respective affiliates have, from time to time, performed, and may in the future

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perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by our legal counsel, Sheppard, Mullin, Richter & Hampton, LLP, Costa Mesa, California. Certain legal matters will be passed upon for the Distribution Agents by Manatt, Phelps & Phillips, LLP, San Francisco, California.

EXPERTS

The financial statements of the Company and the report on the effectiveness of the Company’s internal control over financial reporting as included in our Annual Report on Form 10-K for the year ended December 31, 2015, are incorporated herein by reference in reliance on the report of Vavrinek, Trine, Day & Co., LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PROSPECTUS

FIRST FOUNDATION INC.

$200,000,000

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Purchase Contracts

Warrants

Rights

Units

We may offer and sell the securities in any combination from time to time in one or more offerings, for total gross proceeds of up to $200 million. The preferred stock, depositary shares, debt securities, purchase contracts, warrants, rights and units may be convertible into or exercisable or exchangeable for our common stock or our other securities. This prospectus provides you with a general description of the securities we may offer.

Each time we offer and sell any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement or other free writing prospectus, that will describe the specific amounts, prices and terms of the securities being offered. These supplements, free writing prospectuses and any documents incorporated by reference herein may also add, update or change information contained in this prospectus. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement, any related free writing prospectus and all documents incorporated by reference before buying any of the securities being offered. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “FFWM.” We expect that any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance.  Any prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Global Select Market or any other securities exchange of the other securities covered by the prospectus supplement.  On December 2, 2016, the last reported sales price of our common stock on the NASDAQ Global Select Market was $27.85 per share.

We may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, and any applicable fees, commissions or discounts, will be included in the applicable prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” on page 1 of this prospectus and any similar section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

These securities are not savings or deposit accounts or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

_____________

The date of this prospectus is December 16, 2016.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or on which management is not focused or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any combination of the securities described in this prospectus, for total gross proceeds of up to $200 million. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information,” “Incorporation of Certain Documents by Reference” and “Special Note Regarding Forward-Looking Statements” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purposes of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

References in this prospectus to “we,” “our” and “us” refer to First Foundation Inc. and our subsidiaries on a consolidated basis, except that in the description of the securities offered, these terms refer solely to First Foundation Inc. and not to any of our subsidiaries, unless the context otherwise requires. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s internet website found at http://www.sec.gov. You may also obtain free copies of the documents we have filed with the SEC from our internet website at http://www.ff-inc.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on, or that may be accessed through, our website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities offered by us. Statements in this prospectus concerning any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC.

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 15, 2016;
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC on May 9, 2016, August 9, 2016 and November 8, 2016, respectively;
•	Our Current Reports on Form 8-K, filed with the SEC on February 1, 2016, August 31, 2016 and October 3, 2016; and
•

The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on May 19, 2014, as amended by our registration statement on Form 8-A/A (Amendment No. 1), filed with the SEC on October 30, 2015, and any amendment or report filed for the purpose of updating such description.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Corporate Secretary
First Foundation Inc.
18101 Von Karman Avenue, Suite 700
Irvine, California 92612
(949) 202-4160

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus and any accompanying prospectus supplement. In order to ensure timely delivery of the documents incorporated by reference in this prospectus, any request should be made no later than five business days prior to the date on which you plan to make a final investment decision. These filings and reports can also be found on our website, located at http://www.ff-inc.com, by following the links to “Investor Relations” and “SEC Filings.”

The information contained on our website does not constitute a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement or free writing prospectus and the documents incorporated herein and therein by reference may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus, any accompanying prospectus supplement, any free writing prospectus or the documents incorporated herein or therein by reference, are forward looking statements. The words “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and similar words are intended to identify estimates and forward-looking statements.

Our forward-looking statements are based on our current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance.  Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Many important factors may materially and adversely affect the results of our operations that are described in the forward-looking statements. You should read this prospectus, any accompanying prospectus supplement, any free writing prospectus, and the documents we incorporate by reference herein and therein, completely and with the understanding that our actual future results may be materially different and worse from what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:

•

business and economic conditions generally, and in the financial services industry, both nationally and within our local market area, principally Southern California, Northern California, Las Vegas, Nevada, and Hawaii;

•	liquidity, credit and interest rate risks associated with our business;
•	geographic concentration of our business operations and clients;
•	changes in real estate values;

•	our ability to execute our strategy;
•	our ability to identify potential acquisition candidates and consummate acquisitions of other financial institutions or financial service businesses;
•	our ability to cross-sell our services between our banking business and our investment advisory, wealth management, and insurance businesses;
•	increased competition in the financial services industry, nationally or locally;
•	changes in the regulatory environment, including changes in existing banking laws or regulations, accounting regulations or standards, and federal tax law or policy;
•	additional, or changes in, government intervention in the U.S. financial system;
•	changes in the scope and cost of Federal Deposit Insurance Corporation insurance and other coverage;
•	unexpected loss of key management personnel, relationship managers or bankers;
•	natural and man-made disasters, acts of terrorism, an outbreak of hostilities, and other matters beyond our control;
•	cyber-crime and theft of our clients’ personal and financial data;
•	data processing system failures and errors;
•	other risks and uncertainties detailed from time to time in our SEC filings.

Estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described above, the results and outcomes set forth in the forward-looking statements discussed in this prospectus, any accompanying prospectus supplement, any free writing prospectus, and the documents incorporated by reference herein and therein, might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

FIRST FOUNDATION INC.

We are a California based financial services company that provides a comprehensive platform of personalized financial services to high net-worth individuals and their families, family businesses and other affiliated organizations through our wholly-owned operating subsidiaries, First Foundation Advisors (“FFA”) and First Foundation Bank (“FFB”). We consider high net-worth individuals to be individuals with net worth, excluding their primary residence, of over $1.0 million. Our integrated platform provides investment management, wealth planning, consulting, trust, banking products and services, life insurance services and property and casualty insurance services to effectively and efficiently meet the financial needs of our clients. We have also established a lending platform that offers loans to individuals and entities that own and operate multifamily residential and commercial real estate properties. In addition, we provide business banking products and services to small to moderate-sized businesses and professional firms, and consumer banking products and services to individuals and families who would not be considered high net-worth.

As of September 30, 2016, we had $3.6 billion of assets under management, $3.6 billion of total assets, $2.5 billion of loans and $2.3 billion of deposits. Our investment management, wealth planning, consulting, and trust services provide us with substantial, fee-based, recurring revenues, such that in the first three quarters of 2016, our non-interest income was 32% of our total revenues.

We are registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.  As a bank holding company, we are subject to regulation and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the Federal Reserve Bank of San Francisco under delegated authority from the Federal Reserve Board. As a Federal Deposit Insurance Corporation (“FDIC”) insured, California state chartered bank, FFB is subject to regulation and examination by the FDIC and the California Department of Business Oversight. FFB also is a member of the Federal Home Loan Bank of San Francisco, which provides it with a source of funds in the form of short-term and long-term borrowings. FFA is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and is subject to regulation by the SEC under that Act.

On October 28, 2015, we changed our state of incorporation from California to Delaware. Other than the change in corporate domicile, the reincorporation did not result in any change in our business, physical location, management, assets, liabilities or total shareholders’ equity, nor did it result in any change in location of our employees, including our management. Additionally, the reincorporation did not alter any shareholder’s percentage ownership interest or number of shares owned in First Foundation Inc.

Our principal executive office is located at 18101 Von Karman Avenue, Suite 700, Irvine, California 92612, where our telephone number is (949) 202-4160. Our website address is www.ff-inc.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and shall not be deemed to be part of this prospectus or part of any prospectus supplement.

THE OFFERING

We may offer up to $200,000,000 of common stock, preferred stock, depositary shares, debt securities, purchase contracts, warrants, rights or units in one or more offerings and in any combination. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we anticipate the net proceeds from the sale of the securities by us will be added to our general funds and will be available for general corporate purposes, including, among other things, the repayment of existing indebtedness, the repurchase of our common stock, investments in, or extensions of credit to, our existing or future subsidiaries, and the financing of possible acquisitions.

Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary bank, FFB. Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges for the last five fiscal years, and for the latest interim period for which financial statements are presented in this document, are indicated below. The ratio of earnings to fixed charges was determined by dividing earnings available for fixed charges by total fixed charges. Earnings available for fixed charges consist of income before income taxes plus fixed charges and the provision for income taxes. Fixed charges consist of interest expense (including amortized premiums, discounts and capitalized expenses related to indebtedness) and the estimated interest component of rent expense. The ratios below are calculated to show the ratio both excluding and including interest on deposits. As of the date of hereof, no shares of our preferred stock were issued and outstanding.  Therefore, we do not calculate a ratio of earnings to combined fixed charges and preferred stock dividends at this time.  If we offer shares of preferred stock under this prospectus we will, at that time, provide a ratio of earnings to combined fixed charges and preferred stock dividends in the applicable prospectus supplement.

	For the Nine Months Ended September	For the Year Ended December 31,
	30, 2016	2015	2014	2013	2012	2011

Ratio of Earnings to Fixed Charges:
Excluding deposit interest	11.11	10.04	8.48	8.84	10.68	19.23
Total	4.10	4.08	3.66	3.17	3.10	3.77

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Our authorized capital stock consists of 70,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of December 2, 2016, there were 16,348,816 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. Our authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

In this section we describe certain features and rights of our capital stock. The following discussion summarizes some of the important rights of our stockholders. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our capital stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Delaware General Corporation Law (“DGCL”) and our Certificate of Incorporation and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The summary below and any update which may be contained in any prospectus supplement is qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, as either may be amended from time to time after the date of this prospectus, but before the date of any prospectus supplement used to offer our common stock or preferred stock, as applicable.

Common Stock

We may issue, either separately or together with other securities, shares of common stock. Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant offering terms, including the number of shares offered, the initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities.

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters voted upon by stockholders. If we issue preferred stock, holders of the preferred stock may also possess voting rights. Upon our liquidation or dissolution, the assets legally available for distribution to holders of our shares of common stock, after payment of all our obligations and payment of any liquidation preference of all other classes and series of stock entitled thereto, including our preferred stock, are distributable ratably among the holders of our common stock.

The holders of our common stock have no preemptive rights to subscribe for new issue securities, and shares of our common stock are not subject to redemption, conversion, or sinking fund provisions.

After the preferential dividends upon all other classes and series of stock entitled thereto shall have been paid or declared and set apart for payment and after we have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or for a redemption account on any class of stock, then the holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available therefore under the laws of the State of Delaware. Delaware law imposes restrictions on the payment of cash dividends by Delaware corporations such as First Foundation Inc. Moreover, as a bank holding company, we will be required to be a source of financial strength for our bank subsidiary and, therefore, we will not be permitted to pay dividends if, in the view of our primary federal banking regulator, the Federal Reserve Board, doing so would weaken our financial condition or capital resources. In addition, cash dividends from FFB and FFA will constitute the principal sources of cash available to us to pay dividends to stockholders in the future. However, there are statutory and regulatory restrictions on their ability to pay cash dividends to us. Therefore, dividend payment restrictions on FFB and FFA may limit the amount of cash that we will have to pay dividends to our stockholders. For additional information regarding the legal and regulatory restrictions on the payment of cash dividends by us and our subsidiaries, see “Dividend Policy and Restrictions on the Payment of Dividends” which is incorporated into this prospectus from Item 5 of our Annual Report on Form 10-K for our fiscal year ended December 31, 2015, which we filed with the SEC on March 15, 2016.

Our common stock is currently traded on the NASDAQ Global Select Market under the symbol “FFWM.”

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. Its address is 1717 Arch Street, Suite 1300, Philadelphia, PA 19103 and its telephone number is (800) 733-1121.

Preferred Stock

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the certificate of designation with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.  In the event of any conflict between the terms of such certificate of designation and the summary set forth below or in the applicable prospectus supplement, the terms set forth in the certificate of designation shall govern.

Upon authorization of our board of directors, we may issue shares of one or more series of our preferred stock from time to time. Our board of directors may, without any action by holders of common stock or, except as may be otherwise provided in the terms of any series of preferred stock of which there are shares outstanding, adopt resolutions to designate and establish a new series of preferred stock. Upon establishing such a series of preferred stock, the board will determine the number of shares of preferred stock of that series that may be issued and the rights and preferences of that series of preferred stock.

Any preferred stock that we issue under this prospectus will have the voting, dividend, liquidation, redemption and conversion rights described below, unless otherwise provided in the prospectus supplement related to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock for specific terms of the series. The rights of any series of preferred stock may include, among others:

•general or special voting rights;

•preferential liquidation or preemptive rights;

•preferential cumulative or noncumulative dividend rights;

•redemption or put rights;

•conversion or exchange rights; or

•	any additional dividend, liquidation, redemption or sinking fund provisions and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

When issued, the preferred stock will be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock.  The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Voting Rights. Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as may be otherwise required by Delaware law or in our Certificate of Incorporation.

Under regulations and interpretations adopted by the Federal Reserve Board and its staff, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities, and a company holding 25% or more of the series, or a lesser percentage if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, to acquire or retain more than 5% of that series. Any other person (other than a bank holding company), either individually or acting through or in concert with others, will be required to obtain the non-objection of the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, dividends at such rates and on such dates described, if any, in the applicable prospectus supplement and certificate of designation. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement and certificate of designation.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement and certificate of designation. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Such dividends shall accrue on a daily basis and shall be payable quarterly in arrears on or before March 31, June 30, September 30 or December 31 of each year.

If dividends are paid to holders of such preferred stock, the preferred stock will share dividends pro rata with any parity securities. Unless otherwise set forth in the applicable prospectus supplement and certificate of designation, any dividends that are not paid with respect to a dividend period will not cumulate but will be waived and not payable by us.

Rights Upon Liquidation. Unless otherwise set forth in the applicable prospectus supplement and certificate of designation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities (including our common stock), liquidating distributions in the amount described in the applicable prospectus supplement and certificate of designation relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. In addition, if the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Redemption. We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement and certificate of designation. The applicable prospectus supplement and certificate of designation will state the terms, if any, regarding partial redemption, future payment of dividends, termination rights, treatment in the event of arrears and our ability to acquire any shares.

Conversion or Exchange Rights. The prospectus supplement and certificate of designation relating to a series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock, debt securities or another series of our preferred stock. These provisions may allow or require the number of our shares of common stock or other securities to be received by holders of shares of preferred stock to be adjusted upon the occurrence of events described in the applicable prospectus supplement and certificate of designation, including: the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock; the issuance of rights, warrants or options to all common and/or preferred stockholders entitling them to purchase common stock for an aggregate purchase price per share less than the current market price per share of common stock; and any other events described in the applicable prospectus supplement and certificate of designation. Unless the applicable prospectus supplement and certificate of designation relating to a series of preferred stock so provides, our preferred stock will have no preemptive rights.

Anti-Takeover Effects

Federal and state banking laws and regulations, Delaware law, and certain provisions of our Certificate of Incorporation and Bylaws, which are summarized in the following paragraphs, may have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in the payment of a premium over the market price for the shares held by our stockholders.

Restrictions on Ownership.  The Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended, together with similar state statutes and federal implementing regulations, require that, depending on the particular circumstances, federal and/or state regulatory approval must be obtained or notice must be furnished prior to any person acquiring “control” of us or our state bank subsidiary, including the acquisition of certain percentages of our capital stock. These provisions may prevent a merger or acquisition that would be attractive to our stockholders and could limit the price investors would be willing to pay in the future for our common stock.

Delaware Anti-Takeover Law.  As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the DGCL, which restricts certain business combinations between us and an “interested stockholder” (in general, a stockholder owning 15% or more of our outstanding voting stock) or that stockholder’s affiliates or associates for a period of three years following the date on which the stockholder becomes an “interested stockholder” unless certain specified conditions are satisfied.  The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for our securities.

Blank Check Preferred Stock. The Board of Directors is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 5,000,000 shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions on the shares of each series. The authority to designate and issue preferred stock may be used to issue one or more series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the common stock or could also be used as a method of determining, delaying or preventing a change of control.

Advance Notice Bylaws. Our Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of the annual meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who (i) was a stockholder of record on the record date for the meeting, (ii) is entitled to vote at the meeting and (iii) has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or to nominate candidates for election to the board prior to the date of the annual meeting. Although our Bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of certain business at a meeting, including the nomination of candidates for election to the board in opposition to nominees of the board of directors, if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company.

Calling of Special Stockholders Meetings.  Under the DGCL, a special meeting of stockholders may be called by our board of directors or by any person authorized to do so in our Certificate of Incorporation or Bylaws. Our Bylaws provide that a special meeting of stockholders may be called by the board, the chairman of the board, the president, or by stockholders owning not less than 20% of the voting power of the Company, provided that such stockholder or holders have held at least a 20% net long position in the Company’s outstanding shares for at least one year.

Exclusive Forum Selection Provision.  Our Certificate of Incorporation contains an exclusive forum selection provision that requires certain legal actions, including stockholder derivative lawsuits, to be brought in courts located in the State of Delaware.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional interests in shares of preferred stock rather than a full share of preferred stock. In that event, except as otherwise set forth in the applicable prospectus supplement, depositary receipts will be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred stock, as described in the applicable prospectus supplement. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the deposit agreement and terms of the depositary shares, as applicable. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the depositary shares that we may offer under this prospectus, as well as the complete deposit agreement and depositary share certificates and any other related documents that contain the terms of the depositary shares. The deposit agreement, and not any summary included herein or in any prospectus supplement or free writing prospectus, will be the legally binding document governing the terms of any depositary shares we may issue.

Any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preferred stock into other securities. In addition, the prospectus supplement will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

DESCRIPTION OF DEBT SECURITIES

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities from time to time in one or more series, as set forth in the applicable prospectus supplement. The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.

General

We may issue senior debt securities or subordinated debt securities under separate indentures, which may be supplemented or amended from time to time. Senior debt securities would be issued under a senior indenture and subordinated debt securities would be issued under a subordinated indenture. The senior indenture and subordinated indenture are referred to individually in this prospectus as the indenture, and collectively as the indentures. You should carefully consider the actual provisions of the indentures and any supplemental indentures.

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets (or any property or assets of any of our subsidiaries). Thus, by owning debt securities, you will be one of our unsecured creditors.

We are a holding company and conduct substantially all of our operations through our subsidiaries, FFA and FFB. As a result, claims of holders of debt securities of the holding company will generally have a junior position to claims of creditors of FFA and FFB. In addition, our right to participate as a stockholder in any distribution of assets of FFA and FFB (and thus the ability of holders of our debt securities to benefit from such distribution as our creditors) is junior to creditors of FFA and FFB, including depositors of FFB.

The indentures, forms of which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture or supplemental indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is permitted or mandatory, whether at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.

The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:

•	the title and form of the debt securities;
•	the ranking of the debt securities as compared to other debt and if such debt securities are subordinated, the terms of the subordination;

•	the aggregate principal amount of the debt securities or the series of which they are a part;
•

whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

•	the person or persons to whom any principal or interest on a debt security of the series will be paid;
•	the date or dates on which we must repay the principal;
•	the rate or rates at which the debt securities will bear interest;
•	whether the debt securities will be issued as original issue discount debt securities (as described below);
•	the date or dates from which interest will accrue, and the dates on which we must pay interest;
•	the place or places where we must pay the principal and any premium or interest on the debt securities;
•	the terms and conditions on which the debt securities may be convertible into other securities;
•	whether the debt securities are entitled to the benefit of any sinking fund;
•	the identity of the trustee;
•	the terms and conditions on which we may redeem any debt security, if at all;
•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;
•	the denominations in which we may issue the debt securities;
•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;
•	the currency in which we will pay the principal of and any premium or interest on the debt securities;
•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;
•

the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	whether the debt securities are defeasible and the terms of such defeasance;
•

any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	whether the debt securities are to be issued in global form;
•	any restrictions on the offer, sale and delivery of the debt securities;
•	the identity of each security registrar or paying agent (if other than trustee);
•	any provisions granting special rights to debt securities holders upon the occurrence of specified events;

•	any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture; and
•	any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

Senior Debt Securities

The senior debt securities will be our direct, unsecured general obligations, will constitute senior indebtedness, and will have the same rank as our other senior indebtedness. For a definition of “senior indebtedness,” see “Subordinated Debt Securities — Subordination” below.

Events of Default. Unless otherwise specified in the applicable prospectus supplement, any of the following events will be an event of default for any series of senior debt securities:

•	default in the payment of interest on any senior debt security of that series and the continuance of that default for 30 days;
•	default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;
•	default in the deposit of any sinking fund payment applicable to any senior debt security of that series and the continuance of that default for five days;
•	failure by us for 60 days after notice to perform any of the other covenants or warranties in the senior indenture applicable to that series;
•	specified events of bankruptcy, insolvency, or reorganization; and
•	any other event of default specified with respect to senior debt securities of that series.

If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series will be entitled to declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration will be required upon specified events of bankruptcy, insolvency or reorganization. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series will be entitled to annul the declaration.

We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default. Subject to the duty to act with the required standard of care during a default, the trustee will not be obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of outstanding senior debt securities of any series will be entitled to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee will be entitled to decline to act if the direction is contrary to law or the senior indenture.

Unless otherwise specified in the applicable prospectus supplement, we will be required to file annually with the trustee a certificate of no default or specifying any default that exists.

Defeasance and Covenant Defeasance. Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect:

•	defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding; and/or
•	covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.

To make either of the above elections, we will be required to deposit in trust with the trustee money and/or U.S. government obligations (as defined below) or, with respect to senior debt securities denominated in a foreign currency, foreign government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.

As used in the senior indenture, “U.S. government obligations” are:

•

direct obligations of the U.S. or of an agency or instrumentality of the U.S., in either case that are guaranteed as full faith and credit obligations of the U.S. and that are not redeemable by the issuer thereof; and

•	certain depositary receipts with respect to obligations referred to in clause immediately above.

As used in the senior indenture, “foreign government obligations” are direct obligations of a foreign government or governments or of an agency or instrumentality of such foreign government or governments, in either case that are guaranteed as full faith and credit obligations of such foreign government or governments and that are not redeemable by the issuer thereof.

As a condition to defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, will be required to refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities would not be accelerated. We will be entitled to exercise our defeasance option with respect to a particular series of senior debt securities, even if we previously had exercised our covenant defeasance option. If we were to exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust will be based upon scheduled cash flows, rather than market value, which will vary depending upon interest rates and other factors.

Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, we, together with the trustee, will be entitled to enter into supplemental indentures without the consent of the holders of senior debt securities to:

•	evidence the assumption by another person of our obligations;

•	add covenants for the benefit of the holders of all or any series of senior debt securities;
•	add any additional events of default;
•	add to or change the senior indenture to permit or facilitate the issuance of debt securities in bearer form;
•

add to, change or eliminate a provision of the senior indenture if such addition, change or elimination does not apply to a senior debt security created prior to the execution of such supplemental indenture, or modify the rights of a holder of any senior debt security with such provision;

•

conform to the “Description of the Notes” section of the applicable prospectus supplement to the extent that such provision in the “Description of the Notes” set forth in the applicable prospectus supplement was intended to be a verbatim recitation of a provision of the applicable indenture;

•

supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect;

•	secure any senior debt security;
•	establish the form or terms of senior debt securities of any series;
•	evidence the acceptance of appointment by a successor trustee; or
•

cure any ambiguity or correct any inconsistency in the senior indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of senior debt securities of any affected series in any material respect.

Unless otherwise specified in the applicable prospectus supplement, other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. No modification or amendment will be permitted to, however, without the consent of the holder of each outstanding senior debt security affected:

•	change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;
•

reduce the principal amount of (or premium or additional amounts, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of (or premium or additional amounts, if any) or the interest, if any, on such senior debt security;
•	impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security;
•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price;
•	reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or
•	modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.

The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series will be entitled to, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and waive any past default under the senior indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants.

Consolidation, Merger, and Sale of Assets. We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person, or permit another corporation to merge into us, as long as:

•	the successor is a person organized under U.S. law;
•	the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;
•	after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and
•	other specified conditions are met.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets.  Also, these conditions will apply only if we wish to merger or consolidate with another entity or sell our assets substantially as an entirety to another entity.  We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire stock or assets of another entity, any transaction that involves a change of control of us but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets.  The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Subordinated Debt Securities

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those subordinated debt securities.  The subordinated debt securities will be our direct, unsecured general obligations. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness — and, in certain circumstances described below relating to our dissolution, winding-up, liquidation, or reorganization — to all other financial obligations. Unless otherwise specified in the applicable prospectus supplement, the amount of debt, including senior indebtedness, or other financial obligations we may incur will not be limited. Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See “—Events of Default” below.

Subordination. As used in this prospectus, “senior indebtedness” means the principal of, premium or additional amounts, if any, and interest on all indebtedness for money borrowed by us or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind. Senior indebtedness, however, does not include indebtedness that is stated in its terms to not be superior to, or to have the same rank as or be subordinate to, the subordinated debt securities.

As used in this prospectus, “other financial obligations” means all indebtedness of the Company for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, except obligations that constitute senior indebtedness and except obligations that are expressly stated in their terms to have the same rank as, or be subordinate to, the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt.

Unless otherwise specified in the applicable prospectus supplement, no payments on account of principal (or premium or additional amounts, if any) or interest, if any, in respect of the subordinated debt securities will be permitted to be made if:

•

there shall have occurred and be continuing a default in the payment of principal of (or premium or additional amounts, if any) or interest on senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or

•	any judicial proceeding shall be pending with respect to any such default in payment or event of default.

In addition, unless otherwise specified in the applicable prospectus supplement, upon our dissolution, winding-up, liquidation or reorganization, we will be required to pay to the holders of senior indebtedness the full amounts of principal of, premium or additional amounts, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities. If, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors that hold other financial obligations have not received their full payments, then we will first be required to use amounts available for payment on the subordinated debt securities to pay in full all other financial obligations before we may make any payment on the subordinated debt securities.

Events of Default. Unless otherwise specified in the applicable prospectus supplement, an event of default under the subordinated indenture with respect to subordinated debt securities of any series will occur upon certain events associated with bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series will be entitled to declare the principal amount due and payable immediately. Subject to certain conditions, the holders of a majority of the principal amount of subordinated debt securities of a series will be entitled to rescind and annul any such declaration of acceleration. In addition, the subordinated indenture may provide for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, the following will constitute defaults under the subordinated indenture with respect to subordinated debt securities of a series:

•	our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;
•	our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;
•

our default in the performance, or breach, of any of our covenants or warranties in the subordinated indenture, other than a covenant or warranty included in the subordinated indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 60 days after we have been given written notice of the default as provided in the subordinated indenture; and

•	any other default regarding that series of debt securities.

Defeasance and Covenant Defeasance. Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect defeasance and/or covenant defeasance under the same terms described above under “Senior Debt Securities—Defeasance and Covenant Defeasance.”

Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, the terms for amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the subordinated indenture will be the same as those described above under “Senior Debt Securities—Modification and Waiver.” Additionally, unless otherwise specified in the applicable prospectus supplement, no modification or amendment to the subordinated indenture will be permitted to, without the consent of the holder of each outstanding subordinated debt security affected, modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities.

Consolidation, Merger, and Sale of Assets. Unless otherwise specified in the applicable prospectus supplement, we will be entitled to, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into the Company under the same terms described above under “Senior Debt Securities—Consolidation, Merger, and Sale of Assets.”

Regarding the Trustee

Unless otherwise specified in the applicable prospectus supplement, the right of the trustee to obtain payment of claims or secure its claims will be limited, should it become our creditor.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act of 1939, as amended), the trustee will be required to either eliminate the conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939, as amended, and the applicable indenture.

The applicable prospectus supplement will identify the trustee for the particular series of debt securities to be issued under either of the indentures.

Governing Law

The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, common stock, preferred stock or depositary shares.

The price of our debt securities, or the price per share of our common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•	any material United States federal income tax considerations relevant to the purchase contracts; and
•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, or shares of our common stock or preferred stock or depositary shares. Warrants may be issued independently, as part of a unit, and/or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, unit, shares of common stock or preferred stock or depositary shares. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following outlines some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

General

If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following:

•	the title of the warrants;
•	the price or prices at which the warrants will be issued;
•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

•	the price or prices at which the warrants may be exercised to purchase the securities underlying them;
•	the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;
•

the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•	if applicable, the date on and after which the warrants and the related debt securities, common stock, preferred stock or other securities will be separately transferable;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;
•	whether the warrants will be issued in registered or bearer form;
•	a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares or other securities at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by us, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the applicable prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares or other securities purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares or other securities purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

•	the issuance of the stock dividend to holders of common stock or preferred stock, respectively;
•	a combination, subdivision or reclassification of common stock or preferred stock, respectively; or
•	any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. We may, at our option, reduce the exercise price of a stock warrant at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, the terms of the applicable stock warrant shall provide that, in case of any consolidation, merger, or sale or conveyance of the property of First Foundation Inc. as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our common stock, preferred stock, depositary shares, debt securities, or any combination thereof. The rights may be issued independently, as part of a unit, and/or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:

•	the title of the rights;
•	the record date for determining security holders entitled to the rights distribution;
•	the number of rights issued and the number of shares of common stock, preferred stock or other securities that may be purchased upon exercise of the rights;
•	the identity of the rights agent;
•	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;
•	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such securities issued together with such rights;
•	the date, if any, on and after which the rights will be separately transferable;
•	if applicable, the minimum or maximum number of rights that may be exercised at any one time;
•	the exercise price of the rights;
•	the steps required to exercise the rights;
•	the conditions to the completion of the offering, if any;
•	the withdrawal, termination and cancellation rights, if any;
•	the date on which the rights will become effective and the date on which the rights will expire;
•	whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;
•

whether we intend to sell the shares of common stock or other securities underlying such rights that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;
•	any material U.S. federal income tax consequences; or
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder thereof to purchase for cash the principal amount of shares of common stock, preferred stock or other securities underlying such rights at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.

Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

The applicable prospectus supplement will describe the terms of any rights. The preceding description and any description of rights in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the terms of any agreements relating to the rights.

DESCRIPTION OF UNITS

We may issue units consisting of our common stock, preferred stock, depositary shares, debt securities, purchase contracts, warrants, rights, or any combination thereof.  The units may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of units will be issued under a separate unit agreement to be entered into between a unit agent and us. The unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of units.

We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each security included in such unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The prospectus supplement relating to any units we offer will describe the specific terms of the offering and the units, including:

•	the designation and the terms of the units and each of the securities constituting the units, including whether and under what circumstances those securities may be traded separately;
•	any additional terms of the agreement governing the units;
•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;
•	any applicable material United States federal income tax consequences; and
•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Common Stock and Preferred Stock,” “Description of Depositary Shares,” “Description of Debt Securities,” “Description of Purchase Contracts,” “Description of Warrants,” and “Description of Rights” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the terms of any agreements relating to the units.

DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue any of the securities described in this prospectus or any prospectus supplement in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by such registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons beneficially holding securities through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities represented by the registered global security. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.  However, we can provide no assurances regarding how any particular depository (or participant therein) will operate as it relates to our securities which may be represented by a registered global security.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of First Foundation Inc., the trustees, the warrant agents, the unit agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will promptly credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.  However, expect to the extent set forth in any applicable contractual arrangement we may have with a holder of our securities or any applicable law, we take no responsibility for the actions or omissions of any depository (or participant therein) which holds our securities which may be represented by a registered global security.

If the depository for any of our securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture for any debt securities, we may at any time and in our sole discretion decide not to have any of such securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee or depository, run only to the legal holders of our securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.  For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in “street name”, you should check with your own institution to find out:

•	how it handles securities payment and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consents, if ever required;
•	whether and how you can instruct it to send your securities registered in your own name so you can be a registered holder;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depository’s rules and procedures will affect these matters.

If our securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe herein;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee or other third party agent have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee or other third party agent also do not supervise the depositary in any way;

•

the depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby, from time to time, by one or more of the following methods, or any combination thereof, or through any other method permitted by law: to or through underwriters, brokers or dealers (acting as agent or principal), with or without an underwriting syndicate, for them to offer and sell to the public; directly to one or more purchasers in negotiated purchases or in competitively bid transactions; through designated agents; directly to holders of warrants, rights or other securities exercisable for our other securities upon the exercise of such warrants, rights or other exercisable securities; through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; through agents on a best-efforts basis; or through a combination of any of these methods of sale. We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in the prospectus supplement, including: the name or names of any underwriters, dealers, or agents and the types and amounts of securities underwritten or purchased by each of them; the public offering price of the securities and the proceeds to us, any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts or other items constituting agents' or underwriters' compensation; and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, agents or dealers; and any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions: at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange, or otherwise; at prices related to the prevailing market prices; or at negotiated prices. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed such amounts as is determined to be unfair or unreasonable under applicable FINRA rules.

No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121 unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NASDAQ Global Select Market. We may elect to list any series of preferred stock or other securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities. We cannot guarantee the liquidity of the trading markets for any securities.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise stated in the applicable prospectus supplement, the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. Only underwriters that we have named in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

If we use dealers in the sale of securities, we may sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. The terms of these sales will be described in the applicable prospectus supplement. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, over-allotment, stabilizing transactions and purchases to cover positions created by short sales and penalty bids, in each case, in accordance with Regulation M under the Exchange Act. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.

Any underwriters or agents that are qualified market makers may engage in passive market making transactions in our common stock in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries or affiliates in the ordinary course of their businesses. Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof or to reimbursement of certain expenses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Any securities initially sold outside the U.S. may be resold in the U.S. through underwriters, dealers or otherwise.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

LEGAL MATTERS

Except as otherwise provided in any prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Sheppard, Mullin, Richter & Hampton, LLP. If legal matters in connection with any offering made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of First Foundation Inc. as of December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, have been incorporated by reference herein in reliance upon the report of Vavrinek, Trine, Day & Co., LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

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PROSPECTUS SUPPLEMENT

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Up to $80,000,000

Common Stock

February 16, 2017